UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C., 20549

FORM S-4/A
Amendment No. 1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMG OIL LTD.
(Exact Name of Registrant as specified in its Charter)

Nevada	No. 1311	N/A
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
Incorporation or Organization)	Classification Code Number)

2800 – 600 17th Street
South Denver, CO, U.S.A. 80202-5402
Tel: (303) 226 5889
(Address and telephone number of principal executive offices)

Mr. Michael Hart, President

2800 – 600 17th Street
South Denver, CO, U.S.A. 80202-5402
Tel: (303) 226 5889
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________

Copies of communications to:

Michael H. Taylor, Esq.
Lang Michener LLP
1500 – 1055 West Georgia Street
Vancouver, B.C., Canada, V6E 4N7
Tel: (604) 689-9111 Fax: 604-893-2669

__________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the requisite votes are obtained pursuant to the solicitation by AMG Oil Ltd. referred to in this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Aggregate Proposed Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee
Common Stock	23,200,000 shares	$0.24 per share	$5,568,000	$218.82

(1)

Based upon the number of common shares of AMG Oil Ltd., a Canadian corporation, expected to be issued to the existing shareholders of AMG Oil Ltd., a Nevada corporation, on a one-for-one basis upon completion of the Continuation described in this Registration Statement and based on 23,200,000 shares of common stock of AMG Oil Ltd., a Nevada corporation, issued and outstanding as of March 14, 2008 .

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)

The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(h) of the Securities Act based upon the estimated sales price of the shares based on the closing price of shares of the Registrant’s common stock on February 6, 2008. The Proposed Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price Per Share times the total number of shares of common stock to be registered. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT OFFER OR SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROXY STATEMENT/PROSPECTUS SUBJECT TO COMPLETION, DATED < >.

__________

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AMG OIL LTD.
2800 – 600 17th Street
South Denver, CO, U.S.A. 80202-5402

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

A special meeting of the stockholders of AMG Oil Ltd. will be held on < >, 2008, at 10:00 a.m., at the offices of Lang Michener LLP, legal counsel at 1500 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, Canada V6E 4N7, for the purpose of voting upon a proposal to change the jurisdiction of incorporation of our company from Nevada to Canada (the “Continuation”). The Continuation will be accomplished through the adoption by AMG Oil Ltd. stockholders of certain resolutions and a plan of conversion under Chapter 92A of the Nevada Revised Statutes which will authorize AMG Oil Ltd. to complete the Continuation. If AMG Oil Ltd. completes the Continuation, AMG Oil Ltd. will be continued under the Canada Business Corporations Act and will cease to be incorporated in Nevada and, as a result, will be governed by the Canada Business Corporations Act. Only stockholders of record at the close of business on < >, 2008 are entitled to notice of and to vote at the meeting. Stockholders of record are not entitled to appraisal rights of the fair value of their shares. If you do not expect to attend in person, please sign and return the enclosed proxy card.

By Order of the Board of Directors of AMG Oil Ltd.,

“Michael Hart”

Michael Hart
President

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AMG OIL LTD.
2800 – 600 17th Street
South Denver, CO, U.S.A. 80202-5402

LETTER TO STOCKHOLDERS RESPECTING SPECIAL MEETING

< >, 2008

Dear AMG Oil Ltd. stockholder:

You are cordially invited to attend a special meeting of stockholders to be held on < >, 2008, at < >a.m., at the offices of Lang Michener LLP, legal counsel at 1500 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, Canada V6E 4N7. The purpose of the meeting is to allow you to vote on our proposed continuation resolutions that would change AMG Oil Ltd.’s domicile from Nevada to Canada (the “Continuation”). If we complete the Continuation, our company will be governed by the Canada Business Corporations Act (the “CBCA”). We believe that the Continuation will more accurately reflect our operations, which are headquartered in and administered from Canada, and our source of financing, which has typically been, and we anticipate will continue to be, Canadian investors.

Our Board of Directors has declared the Continuation advisable and recommends that you vote in favour of the Continuation of AMG Oil Ltd. from Nevada to Canada. Our officers and directors, and our principal shareholder, Mr. Robert Pollock, who currently hold approximately 37.9% of our outstanding shares, have indicated that they intend to vote for the approval of the Continuation. We are calling a special meeting of the stockholders to vote on the Continuation and are soliciting proxies for use at the meeting. The record date for voting at the meeting is < >, 2008. Stockholders of record are not entitled to appraisal rights of the fair value of their shares if they vote against the Continuation.

SEE “RISK FACTORS,” BEGINNING ON PAGE 8 OF THIS PROXY STATEMENT/PROSPECTUS FOR A DISCUSSION OF CERTAIN RISKS, INCLUDING TAX EFFECTS, RELATING TO THE CONTINUATION AND THE OWNERSHIP OF COMMON SHARES IN AMG OIL LTD.

This proxy statement/prospectus is first being mailed to holders of AMG Oil Ltd. common stock on or about < >, 2008.

PLEASE NOTE THAT NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PROXY STATEMENT/PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT AMG OIL THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE TO HOLDERS OF AMG OIL LTD. COMMON STOCK UPON WRITTEN OR ORAL REQUEST. REQUESTS SHOULD BE MADE TO AMG OIL LTD. AT THE FOLLOWING ADDRESS:

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AMG Oil Ltd.
Attention: Mr. Michael Hart, President
2800 – 600 17th Street
South Denver, CO, U.S.A. 80202-5402
Telephone: (303) 226-5889

TO OBTAIN TIMELY DELIVERY, YOU SHOULD REQUEST INFORMATION NO LATER THAN < >, 2008.

Sincerely,

“Michael Hart”

Michael Hart
President

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TABLE OF CONTENTS

Item	Page

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- vii -

PART I

SUMMARY

THIS SUMMARY PROVIDES AN OVERVIEW OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER. YOU SHOULD READ THE MORE DETAILED INFORMATION SET FORTH IN THIS DOCUMENT AND THE DOCUMENTS TO WHICH WE REFER YOU. WE HAVE INCLUDED PAGE REFERENCES TO DIRECT YOU TO MORE COMPLETE DESCRIPTIONS OF THE TOPICS PRESENTED IN THIS SUMMARY. IN THIS DOCUMENT THE SYMBOL “CDN$” REFERS TO CANADIAN DOLLARS AND THE SYMBOL “$” REFERS TO UNITED STATES DOLLARS. IN THIS DOCUMENT REFERENCES TO “THE COMPANY”, “OUR COMPANY”, “AMG OIL”, “WE” AND “OUR” REFER TO AMG OIL LTD.

AMG Oil

AMG Oil is a Vancouver, British Columbia, Canada based company which was from 1999 to 2003 modestly active in seeking suitable oil and gas properties for exploration and development. AMG Oil has been inactive since 2003. Our office is located at 2800 – 600 17th Street, South Denver, CO, U.S.A. 80202-5402 , our telephone number is (303) 226-5889. However, our administration is effected through our corporate office located at 1407 - 1050 Burrard Street, Vancouver, British Columbia, Canada and all of our directors and officers are resident in British Columbia.

We are currently incorporated under the corporate laws of Nevada. We are proposing to change our jurisdiction of incorporation from Nevada to the Canadian federal jurisdiction under the Canada Business Corporations Act (the “CBCA”) through a process known as a conversion under Nevada corporate law, and known as a continuation under Canada corporate law (the “Continuation” or the “Continuance”). A continuance or continuation is a process by which a corporation which is not incorporated under the laws of Canada may change its jurisdiction of incorporation to Canada. Under the CBCA, if the laws of its home jurisdiction allow for it, a company may be “continued” as a Canadian corporation by filing Articles of Continuance with the Director under the CBCA. In order to give effect to the Continuation, our board of directors has adopted a plan of conversion under Chapter 92A of the Nevada Revised Statutes (the “Plan of Conversion”) and has recommended that shareholders approved and adopt this Plan of Conversion. After the completion of the Continuation, AMG Oil will be a Canadian corporation governed by the CBCA. We will continue to conduct the business in which we are currently engaged. The Continuation will not result in any material effect on our operations. The business and operations of AMG Oil following the Continuation will be identical in most respects to our current business, except that we will no longer be subject to the corporate laws of the State of Nevada but will be subject to the CBCA. The Canadian company will be liable for all the debts and obligations of the Nevada company, and the officers and directors of the company will be the officers and directors of AMG Oil Ltd.. The differences between the laws will not materially affect our business but will affect your rights as a stockholder. The differences between the applicable laws of the two jurisdictions are discussed in greater detail under “Comparative Rights of Stockholders” on page 24 of this proxy statement/prospectus.

Reference in this proxy statement/prospectus to “AMG Oil Nevada” are to AMG Oil Ltd., a Nevada corporation, as we are currently incorporated. Reference to “AMG Oil Canada” are to AMG Oil Ltd., a Canadian corporation, as we would be continued/converted under the CBCA if the Continuation is approved by our shareholders.

The special meeting

Matters to be voted on

AMG Oil stockholders will be asked to approve the Plan of Conversion and the Continuation by way of special resolution. The complete text of the proposed Continuation special resolutions to be considered at our special meeting is attached to this proxy statement/prospectus as Appendix A (the “Continuation Special Resolutions”).

The Continuation will have the effect of changing our domicile from Nevada to Canada. The Plan of Conversion is referred to in the Continuation Special Resolutions and is attached hereto as Appendix B. The forms of the Articles of Continuance and Bylaws to be adopted by the AMG Oil Canada are attached hereto respectively as Appendix C and Appendix D.

Vote needed to approve the Continuation

Approval of the Continuation requires the affirmative vote of our stockholders holding at least a majority of the outstanding shares of AMG Oil common stock. The directors and executive officers of AMG Oil and Mr. Robert Pollock, our principal shareholder, together directly own approximately 37.9% of the total number of outstanding shares of AMG Oil common stock. These stockholders have indicated that they intend to vote all their shares for the approval of the Continuation.

Factors you should consider

Reasons for the Continuation

We believe that AMG Oil should continue to Canada because it is the jurisdiction in which we have traditionally raised financing to fund our business operations and should enable us to reach a larger capital market. Further, the Continuation will result in a four-month hold period for Canadian investors under Canadian securities laws attached to securities issued by us under subsequent financings. Due to impending changes to Rule 144 to the United States Securities Act of 1933, as amended, any securities we were to issue under our current incorporation would not be available for resale until more than one year after we cease being a shell company. We believe that this change in hold period will make our subsequently offered securities more attractive to investors and enable us to reach a larger capital market.

Risk factors which may affect your vote

Factors such as possible adverse tax consequences of our common stock following the Continuation may affect your vote on the Continuation and your interest in owning AMG Oil common shares. In evaluating the merits of the proposed Continuation, you should carefully consider the risk factors and the other information included in this proxy statement/prospectus.

You are entitled to dissent from the proposed Continuation and, as a dissenter, to tender your shares and receive the fair value, in cash, for your tendered shares.

Material tax consequences for stockholders

The following is a brief summary of the material tax consequences the Continuation will have for stockholders. Stockholders should consult their own tax advisers with respect to their particular circumstances. A more detailed summary of the factors affecting the tax consequences for stockholders is set out under “Material United States Federal Tax Consequences” and “Material Canadian Income Tax Consequences” on pages 18 and 21, respectively, of this proxy statement/prospectus.

United States federal tax consequences

The Continuance of AMG Oil from Nevada to Canada is, for United States federal income tax purposes, treated as the transfer of the assets of AMG Oil to a Canadian company in exchange for stock of the Canadian company, followed by a distribution of the stock in the Canadian company to the stockholders of AMG Oil Ltd., and then the exchange by AMG Oil Nevada’s stockholders of their AMG Oil Nevada stock for AMG Oil Canada stock. AMG Oil must recognize a gain on the assets held by it at the time of the Continuance to the extent that the fair market value of any assets exceeds its respective basis. The calculation of any potential gain is made separately for each asset held by AMG Oil Nevada. No loss will be allowed for any asset that has a taxable basis in excess of its fair market value. Management of AMG Oil does not believe the fair market value of any of its assets exceeds their tax basis. Therefore, management is of the view that no gain should be recognized by AMG Oil as a result of the Continuance.

The Continuance will be treated by shareholders as the exchange by you, our shareholders, of your stock for stock of the Canadian company. The shareholders will not be required to recognize any U.S. gain or loss on this transaction. A shareholder’s adjusted basis in the shares of AMG Oil Canada received in the exchange will be equal to such shareholder’s adjusted basis in the shares of AMG Oil Nevada surrendered in the exchange. A shareholder’s holding period in the shares of AMG Oil Canada received in the exchange should include the period of time during which such shareholder held his or her shares in AMG Oil Nevada. For a more complete discussion of the United States income tax consequences, please see “Material United States Federal Tax Consequences” on page 18 of this proxy statement/prospectus.

Canadian tax consequences

AMG Oil should not incur any liability for Canadian income tax on Continuation. AMG Oil will become a resident of Canada as a result of the Continuation, and consequently thereafter will be liable for Canadian income tax on its world-wide taxable income, if any, subject to such relief, if any, to which it may be entitled under any Canadian bilateral income tax treaty that may apply to it.

No shareholder should incur any liability for Canadian income tax on the Continuation, regardless of the shareholder’s fiscal residence. Thereafter, the Canadian rules on the taxation of dividends paid by taxable Canadian corporations will apply to shareholders on dividends, if any, paid by AMG Oil. For a more detailed summary of the Canadian tax consequences, please see “Material Canadian Income Tax Consequences” on page 21 of this proxy statement/prospectus.

How the Continuation will affect your rights as a stockholder

You will continue to hold the same shares you now hold following the Continuation of the company to Canada. However, the rights of stockholders under Nevada law differ in certain substantive ways from the rights of stockholders under the Canada Business Corporations Act. Examples of some of the changes in stockholder rights which will result from the Continuation are:

  Under Nevada law, unless otherwise provided in the charter, stockholders may act without a meeting by written consent of the majority of the voting power of the outstanding common stock entitled to vote on the matter, and notice need not be given to stockholders. Under Canadian law, stockholders may only act by way of a resolution passed at a duly called meeting unless all stockholders otherwise entitled to vote consent in writing.

  Under Nevada law, a charter or bylaw amendment requires approval by vote of the holders of a majority of the outstanding stock. Under Canadian law, an amendment to a corporation’s charter requires approval by two-thirds majority of the stockholders present and entitled to vote at a meeting of stockholders.

  Dissenter’s rights are available to stockholders under more circumstances under Canadian law than under Nevada law.

  Stockholders have a statutory oppression remedy under Canadian law that does not exist under Nevada statute. It is similar to the common law action in Delaware for breach of fiduciary duty, but the Canadian remedy does not require stockholders to prove that the directors acted in bad faith.

  A minimum of 25% of the directors of a Canadian company must reside in Canada. Nevada law does not contain a similar provision.

  A director’s liability may not be limited under Canadian law as it may under Nevada law.

Price Volatility

We cannot predict what effect the Continuation will have on our market price prevailing from time to time or the liquidity of our shares.

Accounting treatment of the Continuation

For United States accounting purposes, the Continuation of our company from a Nevada corporation to a Canadian corporation represents a non-substantive exchange to be accounted for in a manner consistent with a transaction between entities under common control. All assets, liabilities, revenues and expenses will be reflected in the accounts of AMG Oil Canada based on existing carrying values at the date of the exchange. The historical comparative figures of AMG Oil will be those of AMG Oil as a Nevada company.

Reporting Obligations under Securities Laws

We currently prepare our financial statements in accordance with United States Generally Accepted Accounting Principles (“US GAAP”). We file our audited annual financial statements with the SEC on Annual Reports on Form 10-KSB and our unaudited interim financial statements with the SEC on Quarterly Reports on Form 10-QSB. Additionally, we are a reporting issuer in British Columbia. Upon completion of the Continuation, we anticipate that we will meet the definition of a “foreign private issuer” in the United States under the Exchange Act. As a reporting foreign private issuer, we anticipate that we will file an Annual Report on Form 20-F (a “Form 20-F Annual Report”) each year with the SEC. The Form 20-F Annual Report will include financial statements prepared in accordance with Canadian GAAP with a reconciliation to US GAAP. We will not be required to file interim quarterly reports on Form 10-QSB, however we will be required to file our interim financial statements and management discussion and analysis that we prepare as a reporting issuer under Canadian securities legislation with the SEC on Form 6-K. The interim financial statements will be prepared in accordance with Canadian GAAP whereas our current Quarterly Reports on Form 10-QSB include interim financial statements prepared in accordance with US GAAP.

In addition, as a foreign private issuer, our directors, officers and 10% stockholders will not be subject to the insider reporting requirements of Section 16(b) of the Unites States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and we will not be subject to the proxy rules of Section 14 of the Exchange Act. Furthermore, Regulation FD does not apply to non-United States companies and will not apply to AMG Oil upon completion of the Continuation.

Regulatory approvals

We will have to comply with Nevada and Canadian regulatory requirements in order to complete the Continuation to Canada. Our board of directors has approved the Plan of Conversion under Chapter 92A of the Nevada Revised Statutes pursuant to which we will be converted into a corporation under the CBCA. Our board of directors recommends the adoption of the Plan of Conversion by the shareholders of the Company for the reasons set forth herein.

To receive the regulatory approvals required under Nevada law, we will have to:

  receive approval of the Plan of Conversion from a majority of the shares entitled to be voted;

  file articles of conversion with the Nevada Secretary of State setting out, among other things, the Plan of Conversion; and

  pay a filing fee of $350 to the Nevada Secretary of State.

To receive the regulatory approvals required under Canadian law, we will have to file articles of continuance with the Director under the CBCA.

Our Continuance to Canada would become effective when:

  we file articles of conversion with the Nevada Secretary of State; and

  the Director under the CBCA issues us a Certificate of Continuance.

Upon completion of the Continuance, our charter documents will be comprised of the Articles of Continuance and the Bylaws, in the forms attached hereto as Appendix C and Appendix D, respectively.

Authorized Capital

The Articles of Continuance of AMG Oil Canada, attached hereto as Appendix C, will provide that the authorized capital of the AMG Oil Canada will be 100,000,000 common shares without par value. AMG Oil Nevada’s articles of incorporation presently provide that our authorized capital is 100,000,000 shares of common stock, par value $0.00001 per share. Accordingly, there will be no increase to AMG Oil Canada’s authorized capital as a result of the Continuation.

Disclosure obligations

Even if we continue to Canada, we will still have to comply with reporting requirements under United States securities laws. However, these requirements would be reduced because we would no longer be a United States company.

Whether or not we continue to Canada, we will remain subject to Canadian disclosure requirements including publishing news releases, filing information about major changes for AMG Oil, sending you annual financial statements, filing quarterly financial statements and filing reports about trading in our shares by our officers, directors and major shareholders.

Our recommendations to stockholders

Taking into consideration all of the factors and reasons for the conversion set forth above and elsewhere in this proxy statement/prospectus, the Board of Directors has approved the Plan of Conversion and the Continuation and recommends that stockholders of AMG Oil vote FOR approval of the Plan of Conversion and the Continuance.

SUMMARY FINANCIAL INFORMATION

THE FOLLOWING SUMMARY CONTAINS:

  AUDITED FINANCIAL INFORMATION FOR THE YEARS ENDED SEPTEMBER 30, 2007 AND 2006 FROM BALANCE SHEETS AND STATEMENTS OF OPERATIONS DATA FROM THE AUDITED FINANCIAL STATEMENTS OF AMG OIL; AND
  UNAUDITED FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED DECEMBER 31, 2007 FROM BALANCE SHEET AND STATEMENT OF OPERATIONS DATA FROM THE UNAUDITED INTERIM FINANCIAL STATEMENTS OF AMG OIL.

  THE INFORMATION CONTAINED IN THESE TABLES SHOULD BE READ IN CONJUNCTION WITH “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” HEREIN BELOW AND THE FINANCIAL STATEMENTS AND ACCOMPANYING NOTES INCLUDED HEREIN.

  Our financial statements have been prepared in accordance with US GAAP. The accompanying unaudited financial information includes all adjustments considered necessary (consisting only of normal recurring adjustments) for a fair presentation. Results for the year ended September 30, 2007 and the three months ended December 31, 2007 are not necessarily indicative of the results that may be expected for any future period.

Balance Sheets
(Expressed in U.S. dollars)

	December 31, 2007	September 30, 2007	September 30, 2006
	$	$	$
	(Unaudited)	(Audited)	(Audited)
ASSETS

Current Assets
Cash and cash equivalents	1,300,558	1,318,132	1,348,282
Prepaid expenses	-	150	-
Total Current Assets and Total Assets	1,300,558	1,318,282	1,348,282

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accounts payable and accrued liabilities	8,000	8,155	12,522
Due to related parties	7,783	2,535	2,838
Total Current Liabilities and Total Liabilities	15,783	10,690	15,360
Total Stockholders’ Equity	1,284,775	1,307,592	1,332,922
Total Liabilities and Stockholders’ Equity	1,300,558	1,318,282	1,348,282

Statements of Operations
(Expressed in U.S. dollars)

			Cumulative from
	Three Months	Three Months	Inception on
	Ended	Ended	February 20, 1997
	December 31,	December 31,	to December 31,
	2007	2006	2007
	$	$	$
	(Unaudited)	(Unaudited)	(Unaudited)

EXPENSES

General and administrative	38,124	16,455	1,012,405
Loss on sale of investments	-	-	17,820
Write-down of investments	-	-	234,780
Write-off of loan receivable	-	-	30,000
Total Expenses	(38,124)	(16,455)	(1,295,005)

OTHER INCOME

Interest	15,307	16,127	172,358

Net loss from continuing operations	(22,817)	(328)	(1,122,647)
Net loss from discontinued operations	-	-	(1,787,410)

Net Loss	(22,817)	(328)	(2,910,057)

				Cumulative from
				Inception on
	Year Ended	Year Ended	Year Ended	February 20, 1997
	September 30,	September 30,	September 30,	to September 30,
	2007	2006	2005	2007
	$	$	$	$
	(Audited)	(Audited)	(Audited)	(Audited)

EXPENSES

General and administrative	90, 640	68,046	17,448	974,281
Loss on sale of investments	-	-	1,685	17,820
Write-down of investments	-	-	-	234,780
Write-off of loan receivable	-	-	-	30,000
Total Expenses	(90,640)	(68,046)	(19,133)	(1,256,881)

OTHER INCOME

Interest	65,310	31,873	360	157,051

Net loss from continuing operations	(25,330)	(36,173)	(18,773)	(1,099,830)
Net loss from discontinued operations	-	-	-	(1,787,410)

Net Loss	(25,330)	(36,173)	(18,773)	(2,887,240)

  RISK FACTORS

  An investment in AMG Oil common stock involves certain risks. In evaluating us and our business, investors should carefully consider the following risk factors in addition to the other information included in this proxy statement/prospectus.

  You should read the first set of risk factors in deciding whether to approve our Continuation from Nevada to Canada. You may also find it helpful to read the subsequent risk factors so you understand more clearly the risks associated with the business of AMG Oil Ltd.

  This proxy statement/prospectus contains statements that plan for or anticipate the future. We believe that some of these statements are “forward-looking” statements. Forward-looking statements include statements about the future of our industry, statements about future business plans and strategies, and most other statements that are not historical in nature. In this proxy statement/prospectus, forward-looking statements use words like “anticipate,” “plan,” “believe,” “expect,” and “estimate.” However, because forward-looking statements involve future risks and uncertainties, there are factors, including those discussed below, that could cause actual results to differ materially from those expressed or implied. We have attempted to identify the major factors that could cause differences between actual and planned or expected results, but we may not have identified all of those factors. You therefore should not place undue reliance on forward-looking statements. Also, we have no obligation to publicly update forward-looking statements we make in this proxy statement/prospectus.

  Risks related to the Continuance

  AMG Oil may still be treated as a U.S. corporation and taxed on its worldwide income after the Continuance.

  The Continuance of AMG Oil from Nevada to Canada is for corporate purposes a migration of AMG Oil from Nevada to Canada. Transactions whereby a U.S. corporation migrates to a foreign jurisdiction are considered by the United States Congress to be a potential abuse of the U.S. tax rules because thereafter the foreign entity is not subject to U.S. tax on its worldwide income. As a result, Section 7874(b) of the Internal Revenue Code of 1986, as amended (the “Code”) was enacted in 2004 to address this potential abuse. Section 7874(b) of the Code provides generally that a corporation that migrates from the United States will nonetheless remain subject to U.S. tax on its worldwide income unless the migrating entity has substantial business activities in the foreign country in which it is migrating when compared to its total business activities.

  If Section 7874(b) of the Code were to apply to the migration of AMG Oil from Nevada to Canada, it would cause AMG Oil Canada to be subject to United States federal income taxation on its worldwide income. Section 7874(b) of the Code will apply to the AMG Oil migration unless AMG Oil Canada has substantial business activities in Canada when compared to its total business activities. AMG Oil’s administrative functions are located in Canada. Most of its shareholders reside in Canada, and historically most of its funds have been raised in Canada. Additionally, because it will be easier to raise additional funds as a Canadian entity (as a result of the shorter hold period and possible TSX-V listing), the Continuance is material to the achievement of AMG Oil’s overall business objectives.

  AMG Oil may be Classified as a Passive Foreign Investment Company as a Result of the Continuation.

  Sections 1291 to 1298 of the Code contain the Passive Foreign Investment Company (“PFIC”) rules. These rules generally provide for punitive treatment to “U.S. holders” (as defined herein in the U.S. Tax Consequences Section) of PFICs. A foreign corporation is classified as a PFIC if more than 75% of its gross income is passive income or more than 50% of its assets produce passive income or are held for the production of passive income.

  AMG Oil’s sole assets after the Continuation will be cash or cash equivalent, which are assets that produce passive income, and 100% of its gross income will be passive income. As a result, unless AMG Oil changes the composition of its assets and income, it will be classified as a PFIC as a result of the Continuation. If AMG Oil is classified as a PFIC, then the U.S. holders of AMG will be subject to PFIC provisions which may impose U.S. taxes, in addition to those normally applicable, on the sale of their AMG Oil stock or on distribution from AMG Oil.

  Under the CBCA, the number of shareholder votes required to approve certain fundamental matters, including amendments to our articles and business combination transactions, may be less than under Nevada law with the result that these transactions may more easily be approved under the CBCA than under Nevada law.

  Under the CBCA, shareholder approval by special resolution, being two-thirds approval, is required to approve certain fundamental changes, including amendments to our articles and amalgamations, which are the equivant of mergers under Nevada law. Under the CBCA, the two thirds approval is determined based upon those shareholders present at the meeting and entitled to vote on the fundamental change. While two-thirds approval is required, the number of shares required may be significantly less than 50% of the outstanding share capital, which is the requirement under Nevada law, due to the fact that the quorum requirement for shareholders meetings is only 5% of all outstanding shares. Accordingly, certain fundamental transactions may be approved under the CBCA with significantly less shareholder approval vote than under Nevada law.

  We will be required to comply with the Canadian director residency requirements of the CBCA as a Result of the Continuation.

  A minimum of 25% of the directors of a Canadian company must reside in Canada. Nevada law does not contain a similar provision. Accordingly, if we complete the Continuation, we will have to ensure that a minimum of 25% of our directors are residents of Canada. Our current board of directors presently meets this director residency requirement. However in the future, the director residency requirements of the CBCA may impair our ability to constitute our board of directors with the individuals that our shareholders consider to be the best candidates for our board of directors if none of these candidates are Canadian residents.

  We will be required to maintain a board of directors of not less than three directors if we continue to the CBCA.

  We will be a “distributing corporation” under the CBCA if we complete the Continuation. As a result, we will be required to maintain a minimum of three directors on our board of directors. This contrasts to Nevada law which does not impose any director requirement beyond having at least one director. We will meet this requirement if we complete the Continuation assuming the current constitution of our board of directors. However, in the future, we will have to ensure that we at all times have at least three directors, notwithstanding the resignation or death of any director or our inability to identify new directors.

  Shareholders under the CBCA have greater rights of dissent and appraisal, with the result that dissenting shareholders may impede our ability to make fundamental corporate changes or increase the cost to us of making these changes.

  Under the CBCA, our common shareholders will have the right to dissent when we amend our articles to change any provisions restricting or constraining the issue, transfer or ownership of shares of that class. Shareholders will also have dissenters’ rights when we propose to amend our articles to add, change or remove any restrictions on the business or businesses that we may carry on, amalgamate (other than a vertical short-form amalgamation with a wholly-owned subsidiary), continue to another jurisdiction, sell, lease or exchange all or substantially all of our property, or carry out a going private or squeeze-out transaction. The exercise by shareholders of their dissent and appraisal rights when we attempt to complete any of these fundamental changes could impede our ability to make fundamental corporate changes or increase the cost to us of making these changes.

  The stock price of our common shares may be volatile. In addition, demand in the United States for our shares may be decreased by the change in domicile.

  The market price of our common shares may be subject to significant fluctuations in response to variations in results of operations and other factors. Developments affecting the mining industry generally, including general economic conditions and government regulation, could also have a significant impact on the market price for our shares. In addition, the stock market has experienced a high level of price and volume volatility. Market prices for the stock of many similar companies have experienced wide fluctuations which have not necessarily been related to the operating performance of such companies. These broad market fluctuations, which are beyond the control of AMG Oil, could have a material adverse effect on the market price of our shares. We cannot predict what effect, if any, the Continuation will have on the market price prevailing from time to time or the liquidity of our common shares. The change in domicile may decrease the demand for our shares in the United States. The decrease may not be offset by increased demand for AMG Oil’s shares in Canada.

  Risks associated with our company

  AMG Oil may be unable to continue as a going concern.

  There is a substantial doubt as to our ability to continue as a going concern. Our management has determined that our plan of operations is to acquire a business so that we would cease being a shell company. As at December 31, 2007 our working capital was $1,284,775. As we have no revenue producing operations, the future of our company will depend upon our ability to obtain adequate financing through the sale of our common stock. There is no guarantee that we able to obtain such financing, on favourable terms, or at all.

  AMG Oil has no material assets or liabilities with a history of losses and no revenues to date. Our future is dependent upon our ability to obtain financing and upon acquiring resource assets for exploration. We currently do not have any arrangements for financing and we can provide no assurance to investors that we will be able to obtain financing when required.

  We have historically incurred losses and these losses are expected to continue in the future. We have never been profitable. At December 31, 2007, we had an accumulated deficit of $2,910,057. In order to become profitable, we will need to generate significant revenues through an acquisition of an oil and gas interest that leads to a commercial discovery of hydrocarbons to offset our cost of revenues and general and administrative expenses. We may not achieve or sustain our revenue or profit objectives and our losses may increase in the future.

  Our operating results are difficult to predict and may fluctuate significantly from quarter to quarter due to a number of factors, many of which are outside our control.

  These factors include, but are not limited to:

  (a) we currently do not own any interest in any oil or gas properties;

  (b) our plan of operations is to attempt to acquire an interest in an oil and gas property;

  (c) we will compete with other companies engaged in the oil and gas industries for properties of merit, such competitors will have greater financial resources than us;

  (d) we anticipate that our ability to acquire an interest in an oil and gas property will be contingent upon raising sufficient financing to enable us to acquire such interest and if we are successful in acquiring such interest, we will likely need additional financing to carry out the necessary exploration work;

  (e) our inability to find a suitable oil and gas property;

  (f) our inability to raise the working capital to maintain our operations;

  (g) our inability to raise the working capital necessary to acquire a suitable oil and gas interest and to maintain the work requirements after acquisition;

  (h) our inability to discover hydrocarbons that are commercially viable; and

  (i) general economic and political conditions.

  An evaluation of our business is difficult because we are in the start-up phase of our current business after discontinuing our oil and gas operations in New Zealand and we face a number of risks encountered by companies in our sector, including:

  (a) our need to find a suitable oil and gas interest;

  (b) our need to raise working capital to maintain our operations and to have sufficient capital to acquire a suitable oil and gas interest;

  (c) our need to discover hydrocarbons that are commercially viable; and

  (d) our need to manage operations.

  If we do not attain revenue from the sale of hydrocarbons, our business will not be successful.

  Our success depends on our ability to attain revenue from the sale of hydrocarbons and we currently do not have an oil and gas interest.

  One stockholder owns or controls, directly or indirectly, a significant proportion of our stock and may act, or prevent certain types of corporate actions.

  Robert Pollock owns 8,600,000 shares of our common stock, which equates to 37.1% of our issued and outstanding stock, as of the date hereof. Due to his stock ownership, Robert Pollock is able to effect control to elect our board of directors and, therefore, to control our business and affairs, including certain significant corporate actions.

  The market for our common stock is limited.

  There is currently only a limited trading market for our common stock. Our common stock trades on the OTC Bulletin Board under the symbol “AMGO” which is a limited market in comparison to the NASDAQ Global Market, the American Stock Exchange and other national securities exchanges.

  Penny stock rules limit the liquidity of our common stock.

  Our common stock may now and in the future be subject to the penny stock rules under the Exchange Act. These rules regulate broker-dealer practices for transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These additional penny stock disclosure requirements are burdensome and may reduce the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their securities.

  We have never paid cash dividends on our common stock.

  We have never paid dividends on our common stock and do not presently intend to pay cash dividends on our common stock. Any future decisions as to the payment of dividends will be at the discretion of our board of directors, subject to applicable law.

  Limited Financial Resources.

  We have limited financial resources and may not be able to raise sufficient funds to either sustain, continue or expand our business. We currently have no operating revenues and rely principally on the issuance of common shares to raise funds to finance our business. There is no assurance that market conditions will continue to permit us to raise funds on acceptable terms or at all.

  An investment in AMG Oil will likely be diluted.

  We will likely issue a substantial number of shares of our common stock without investor approval and we may consolidate the current common stock outstanding. Any such issuance or consolidation of our securities in the future could reduce an investor’s ownership percentage and voting rights in our company and further dilute the value of your investment.

  CONTINUATION PROPOSAL

  Background to the Continuation proposal

  The Board of Directors of AMG Oil has determined that it is advisable for AMG Oil to continue from Nevada to Canada. Management has determined that a Continuation will be the most effective means of achieving the desired change of domicile. Nevada corporate law allows a corporation that is incorporated under Nevada law to convert into a foreign entity pursuant to a conversion approved by the stockholders of the Nevada corporation.

  Under the proposed Continuation, if the stockholders approve the Continuation, then articles of conversion will be filed with the Secretary of State of Nevada. Articles of Continuance will also be filed with the Director of Business Corporations in Canada. Upon the filing and subsequent receipt of a Certificate of Continuance from the Director of Business Corporation in Canada, AMG Oil will be continued as a Canadian corporation and will be governed by the laws of Canada. The assets and liabilities of the Canadian corporation immediately after the Continuation will be identical to the assets and liabilities of the Nevada company immediately prior to the Continuation. The current officers and directors of the Nevada company will be the officers and directors of the Canadian corporation. The change of domicile will not result in any material change to the business of AMG Oil and will not have any effect on the relative equity or voting interests of our stockholders. Each previously outstanding share of AMG Oil common stock will become one share of the Canadian corporation. The change in domicile will, however, result in changes in the rights and obligations of current AMG Oil stockholders under applicable corporate laws. For an explanation of these differences see “Comparative Rights of Stockholders” on page 24 of this proxy statement/prospectus. In addition, the Continuation may have material tax consequences to stockholders which may or may not be adverse to any particular stockholders depending on the stockholder’s particular circumstances. For a more detailed explanation of the tax consequences, see “Material United States Federal Tax Consequences” and “Material Canadian Income Tax Consequences” on pages 18 to 23, respectively, of this proxy statement/prospectus.

  Pursuant to NRS 92A.105, the board of directors of AMG Oil has adopted the Plan of Conversion, which will be voted upon by the shareholders of AMG Oil Ltd., the effect of which will be to change the domicile of AMG Oil from Nevada to Canada. Such resolution shall be submitted to the stockholders of AMG Oil at the special meeting. Due notice of the time, place and purpose of the meeting shall be mailed to each holder of stock, whether voting or non-voting, at the address of the stockholder as it appears on the records of the corporation, at least 10 days prior to the date of the meeting. At the meeting, the Plan of Conversion shall be considered and a vote taken for its adoption or rejection. If the holders of a majority of the outstanding shares of AMG Oil vote for the adoption of the Plan of Conversion, we will then file articles of conversion with the Secretary of State of Nevada. The current officers and directors of the Nevada company will be the officers and directors of the Canadian company. Upon the filing of the articles of conversion in accordance with the NRS 92A.205 and payment to the Nevada Secretary of State of all fees prescribed thereto, together with the compliance with all other requirements, the Continuation shall become effective in accordance with the NRS 92A.240. Upon receipt of the Articles of Continuance and payment of all applicable fees, the Director under the CBCA shall issue a Certificate of Continuance, and the Continuance shall be effective on the date shown in the Certificate of Continuance.

  Reasons for the change in domicile

  We believe that the Continuance to Canada will more accurately reflect our operations, which have always been head quartered in and managed from Canada, and the principal market for our common stock which is in Canada. Our Board of Directors also believes that continuing AMG Oil to Canada more accurately reflects the nature of our business because it is the jurisdiction from which our business has always been financed. Furthermore, all of our officers and directors, are located in Canada, and a majority of our issued and outstanding common stock is owned of record by non-United States residents. Finally, the Continuance will improve our ability to subsequently raise capital financing in that it will enable us to issue securities with a four month hold period to Canadian investors. Recent changes to Rule 144 to the Exchange Act will prevent resales of securities which we issue until more than one year after we cease being a shell company.

  Charter Documents following the Continuance

  Upon completion of the Continuance, our charter documents will be comprised of the Articles of Continuance and the Bylaws, in the forms attached hereto as Appendix C and D, respectively.

  Authorized Capital Following Continuance

  The Articles of Continuance of AMG Oil Canada will provide that the authorized capital of the AMG Oil Canada will be 100,000,000 common shares without par value. AMG Oil Nevada’s articles of incorporation presently provide that our authorized capital is 100,000,000 shares of common stock. Accordingly, there will be no increase to our authorized capital as a result of the Continuation.

  Financial Statement Reporting

  In addition to our status as a reporting issuer in the United States, we are also a reporting issuer in British Columbia. Accordingly, upon completion of the Continuation, we will be required to prepare our annual and interim financial statements in accordance with Canadian GAAP.

  We presently prepare our financial statements in accordance with US GAAP. We file our audited annual financial statements with the SEC on Annual Reports on Form 10-KSB and our unaudited interim financial statements with the SEC on Quarterly Reports on Form 10-QSB. Upon completion of the Continuation, we anticipate that we will meet the definition of a “foreign private issuer” in the United States under the Exchange Act. As a reporting foreign private issuer, we anticipate that we will file a Form 20-F Annual Report each year with the SEC. The Form 20-F Annual Report will include financial statements prepared in accordance with Canadian GAAP with reconciliation to US GAAP. We will not be required to file interim quarterly reports on Form 10-QSB, however we will be required to file our interim financial statements and management discussion and analysis that we prepare as a reporting issuer under Canadian securities legislation with the SEC on SEC Form 6-K. The interim financial statements will be prepared in accordance with Canadian GAAP whereas our current Quarterly Reports on Form 10-QSB include interim financial statements prepared in accordance with US GAAP.

  In addition, as a foreign private issuer, our directors, officers and 10% stockholders will not be subject to the insider reporting requirements of Section 16(b) of the Exchange Act and we will not be subject to the proxy rules of Section 14 of the Exchange Act. Furthermore, Regulation FD does not apply to non-United States companies and will not apply to AMG Oil upon the conversion.

  Effective time of the Continuation

  The Continuation will become effective upon:

    adoption of the Plan of Conversion and approval of the Continuation Special Resolutions by the stockholders of AMG Oil at the special meeting or any adjournment thereof;

    the delivery of articles of conversion to the Nevada Secretary of State in accordance with NRS 92A.205; and

    the issuance of a Certificate of Continuance by the Director of Business Corporations under the CBCA in accordance with Sections 187 and 262 of the CBCA.

  We anticipate that the articles of conversion and Articles of Continuance will be filed promptly after the special meeting of AMG Oil stockholders.

  Conditions to the consummation of the Continuation

  The Board of Directors of AMG Oil has adopted and approved the Continuation. Therefore, the only condition required for AMG Oil to adopt the Continuation and become continued into Canada is that the stockholders must duly approve the Continuation pursuant to the proposed Continuation Special Resolutions. The only material consent, approval or authorization of or filing with any governmental entity required to consummate the Continuation are the approval of the stockholders of AMG Oil in accordance with Nevada corporate law, the filing of the articles of conversion with the Nevada Secretary of State and the filing of Articles of Continuance with the Director of Business Corporations under the CBCA.

  Exchange of share certificates

  No exchange of certificates that, prior to the Continuation, represented shares of AMG Oil common stock is required with respect to the Continuation and the transactions contemplated by it. Promptly after the effective time of the Continuation, we shall mail to each record holder of certificates that immediately prior to the effective time of the Continuation represented shares of our common stock, a letter of transmittal and instructions for use in surrendering those certificates. Upon the surrender of each certificate formerly representing AMG Oil stock, together with a properly completed letter of transmittal, we shall issue in exchange a share certificate of AMG Oil Ltd., the Canadian company, and the stock certificate representing shares in the Nevada company shall be cancelled. Until so surrendered and exchanged, each AMG Oil stock certificate shall represent solely the right to receive shares in the new company.

  Warrants and stock options

  As of the effective time of the Continuation, all warrants and options to purchase shares of AMG Oil common stock granted or issued prior to the effective time of the Continuation will remain warrants and options to purchase shares in AMG Oil as continued under the CBCA.

  Recommendation of the Board of Directors

  THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE CONTINUATION DESCRIBED IN THIS PROXY/PROSPECTUS AND RECOMMENDS THAT STOCKHOLDERS APPROVE THE PLAN OF CONVERSION AND THE CONTINUATION.

  In reaching its decision, the Board of Directors reviewed the fairness to AMG Oil and its stockholders of the proposed Continuation and considered, without assigning relative weights to, the following factors:

    the majority of AMG Oil Ltd.’s directors and executive officers and our current principal executive office are currently located in Canada, and always have been;

    the majority of AMG Oil Ltd.’s shareholders are resident in Canada;

    the belief that there will be minimal United States tax consequences of the proposed Continuation;

    the belief that the proposed Continuation will gain AMG Oil access to a larger capital market; and

    the stockholders have an opportunity to vote on the proposed Continuation.

  Without relying on any single factor listed above more than any other factor, but rather based upon their consideration of all such factors taken as a whole, the Board of Directors have concluded that the Continuation proposal is fair to AMG Oil and its stockholders. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED CONTINUATION SPECIAL RESOLUTIONS CONTAINED IN THIS PROXY/PROSPECTUS.

  VOTING AND PROXY INFORMATION

  Special meeting

  A special meeting of the stockholders of AMG Oil will be held on < >, 2008, at < > a.m., at the offices of Lang Michener LLP, legal counsel at 1500 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, Canada V6E 4N7 (or at any adjournments or postponements thereof) to consider and vote on a proposal to effect the proposed Continuation, which will have the effect of transferring the jurisdiction of incorporation of AMG Oil from the State of Nevada to Canada, and to vote on any other matters that may properly come before such meeting. The presence, in person or by proxy, of 5% of all share of common stock outstanding represented by shareholders of record will constitute a quorum. The vote of any stockholder who is represented at the special meeting by proxy will be cast as specified in the proxy. If no vote is specified in a duly executed and delivered proxy, such vote will be cast for the proposal. Any stockholder of record who is present at the special meeting in person will be entitled to vote at the meeting regardless of whether the stockholder has previously granted a proxy for the special meeting.

  THE BOARD OF DIRECTORS OF AMG OIL HAS APPROVED THE CONTINUANCE AND RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF ITS APPROVAL.

  Proxy solicitation

  The total cost of soliciting proxies will be borne by us. Proxies may be solicited by officers and regular employees of AMG Oil without extra remuneration, by personal interviews, telephone and by electronic means. We anticipate that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to stockholders and those persons will be reimbursed for the related out-of-pocket expenses they incur.

  Record date

  Only those stockholders of record at the close of business on < >, as shown in AMG Oil Ltd.’s records, will be entitled to vote or to grant proxies to vote at the special meeting.

  Vote required for approval

  Approval of AMG Oil Ltd.’s proposed Continuation Special Resolutions require the affirmative vote of a majority of our outstanding shares of common stock. Abstentions and broker “non-votes” will have the effect of votes against the Continuation. As of March 14, 2008 , there were 23,200,000 shares of common stock issued and outstanding. The directors and executive officers of AMG Oil directly own, in the aggregate, 191,840 shares (approximately 0.8%) of the total number of shares of AMG Oil common stock outstanding at the record date. These persons have indicated that they will vote all of their shares for the approval of the Continuation Special Resolutions. Additionally, Mr. Pollock owns 8,600,000 shares (approximately 37.1%), and has also indicated that he will vote his shares for the approval of the Continuation Special Resolution.

  Proxies instruction

  Each AMG Oil stockholder as of < >, 2008, will receive a proxy card. A stockholder may grant a proxy to vote for or against, or to abstain from voting on, the Continuation Special Resolutions by marking his/her proxy card appropriately and executing it in the space provided.

  Holders of our common stock whose names appear on the stock records of AMG Oil should return their proxy card to our transfer agent, Computershare Trust Company, Inc. by mail to Proxy Services c/o Computershare, P.O. Box 43126, Providence, Rhode Island, U.S.A., 02940-5138 not less than 48 hours (excluding Saturdays, Sundays and holidays) before the special meeting, or at the address of the office of the Company at 2800 - 600 17th Street, South Denver, CO, U.S.A. 80202-5402, at any time up to and including the last business day that precedes the day of the special meeting or, if the special meeting is adjourned, the last business day that precedes any reconvening thereof, or to the chairman of the special meeting on the day of the special meeting or any reconvening thereof, or in any other manner provided by law, in the envelope provided with the proxy card. Stockholders who hold their common stock in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee on voting their shares.

  TO BE EFFECTIVE, A PROXY CARD MUST BE RECEIVED PRIOR TO THE SPECIAL MEETING. ANY PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION INDICATED ON THE PROXY CARD. A PROPERLY EXECUTED AND RETURNED PROXY CARD IN WHICH NO SPECIFICATION IS MADE WILL BE VOTED FOR THE CONTINUATION SPECIAL RESOLUTIONS.

  There will be no other matters presented at the special meeting.

  Proxy revocation

  Holders of AMG Oil common stock whose names appear on the stock records of AMG Oil may revoke their proxy card at any time prior to its exercise by:

    giving written notice of such revocation to the Secretary of AMG Oil Ltd.;

    appearing and voting in person at the special meeting; or

    properly completing and executing a later-dated proxy and delivering it to the Secretary at or before the special meeting.

  Presence without voting at the special meeting will not automatically revoke a proxy, and any revocation during the meeting will not affect votes previously taken. AMG Oil stockholders who hold their AMG Oil common stock in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee in revoking their previously voted shares.

  Proxy validity

  All questions as to the validity, form, eligibility (including time of receipt), and acceptance of proxy cards will be determined by the AMG Oil Board of Directors. Any such determination will be final and binding. The AMG Oil Board of Directors will have the right to waive any irregularities or conditions as to the manner of voting. AMG Oil may accept proxies by any reasonable form of communication so long as AMG Oil can be reasonably assured that the communication is authorized by the AMG Oil stockholder.

  DISSENTERS’ RIGHTS

  Under Section 92A.120 of the Nevada Revised Statutes, the approval of the board of directors of a company and the affirmative vote of the holders of at least a majority-in-interest of its outstanding shares are required to approve and adopt a plan of conversion. Our board of directors has approved and adopted our Plan of Conversion by unanimous written consent, and we expect our shareholders to approve the conversion after the effectiveness of the registration statements of which this information statement/prospectus is a part. If the conversion is completed, eligible holders of AMG Oil Nevada common stock that follow the procedures summarized below will be entitled to dissenters’ rights under Sections 92A.300 to 92A.500 of the Nevada Revised Statutes.

  The following is a discussion of the material provisions of the law pertaining to dissenters’ rights under the Nevada Revised Statutes as set forth in Sections 92A.300 to 92A.500 of the Nevada Revised Statutes, a copy of which is attached hereto as Appendix E. You should read Appendix E in its entirety. A person having a beneficial interest in shares of our common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect their dissenters’ rights. Failure to properly demand and perfect dissenters’ rights in accordance with Sections 92A.300 to 92A.500 of the Nevada Revised Statutes will result in the loss of dissenters’ rights.

  Eligible AMG Oil Nevada shareholders who wish to assert dissenters’ rights must not consent to or approve the conversion proposal and must follow the steps set forth in the dissenters’ notice described below.

  When the conversion/continuance is authorized by the shareholders, AMG Oil Nevada will send a written dissenters’ notice to all eligible shareholders who provided timely notice of their intent to demand payment for their shares and who did not consent to the conversion/continuance, within 10 days after effectuation of the conversion/continuance. The notice will:

    state where the demand for payment must be sent and where and when certificates for AMG Oil Nevada shares are to be deposited;

    inform the holders of shares not represented by certificates to what extent the transfer of shares will be restricted after the demand for payment is received;

    supply a form for demanding payment;

    set a date by which we must receive the demand for payment, which may not be less than 30 or more than 60 days after the date the notice is delivered; and

    be accompanied by a copy of Sections 92A.300 through 92A.500 of the NRS;

  An eligible shareholder to whom a dissenters’ notice is sent must, by the date set forth in the dissenter’s notice:

    demand payment;

    certify whether he or she acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

    deposit his or her certificates in accordance with the terms of the dissenter’s notice.

  Eligible shareholders who do not demand payment or deposit their certificates where required, each by the date set forth in the dissenter’s notice, will not be entitled to demand payment for their shares under Nevada law governing dissenters’ rights.

  Within 30 days after receipt of a valid demand for payment, we will pay each dissenter who complied with the procedures described by the Nevada dissenters’ rights statute the amount we estimate to be the fair value of the shares, plus accrued interest. The payment will be accompanied by:

    our balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that fiscal year, a statement of changes in shareholders’ equity for that fiscal year and the latest available interim financial statements, if any;

    a statement of our estimate of the fair value of the shares;

    an explanation of how the interest was calculated;

    a statement of dissenters’ rights to demand payment under Section 92A.480 of the NRS; and

    a copy of Sections 92A.300 through 92A.500 of the NRS.

  An eligible dissenter may notify us in writing of the dissenter’s own estimate of the fair value of the shares and interest due, and demand payment based upon his or her estimate, less our estimated fair value payment, or reject the offer for payment made by us and demand payment of the fair value of the dissenter’s shares and interest due if the dissenter believes that the amount paid or offered is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated. A dissenter waives his right to demand such payment unless the dissenter notifies us of his demand in writing within 30 days after we made or offered payment for the dissenter’s shares.

  If a demand for payment remains unsettled, we will commence a proceeding within 60 days after receiving the demand for payment and petition the court to determine the fair value of the shares of AMG Oil Nevada common stock and accrued interest. If we do not commence the proceeding within the 60-day period, we will be required to pay each dissenter whose demand remains unsettled the amount demanded.

  Each dissenter who is made a party to the proceeding is entitled to a judgment:

    for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by us; or

    for the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which we elected to withhold payment pursuant to Nevada law.

  Under Nevada law, the fair value of shares of AMG Oil Nevada common stock means the value of the shares immediately before the consummation of the conversion, excluding any increase or decrease in value in anticipation of the conversion unless excluding such increase or decrease is inequitable. The value determined by the court for the AMG Oil Nevada common stock could be more than, less than, or the same as the conversion consideration, but the form of consideration payable as a result of the dissent proceeding would be cash.

  The court will determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court will assess the costs against us, except that the court may assess costs against all or some of the dissenters, in the amounts the court finds equitable, to the extent that the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

    against us in favor of all dissenters if the court finds we did not substantially comply with the Nevada dissenters’ rights statute; or

    against either us or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the dissenters’ rights provided under the Nevada dissenters’ rights statute.

  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against us, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

  If a proceeding is commenced because we did not pay each dissenter who complied with the procedures described by the Nevada dissenters’ rights statute the amount we estimated to be the fair value of the shares, plus accrued interest, within 30 days after receipt of a valid demand for payment, the court may assess costs against us, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding. The assessment of costs and fees, if any, may also be affected by Nevada law governing offers of judgment.

  The foregoing summary of the material rights of eligible dissenting shareholders does not purport to be a complete statement of such rights and the procedures to be followed by shareholders desiring to exercise any available dissenters’ rights. The preservation and exercise of dissenters’ rights require strict adherence to the applicable provisions of Nevada law.

  MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES

  The following section summarizes the material United States federal income tax consequences of the Continuance to AMG Oil to the “U.S. holders” (as defined below) of AMG Oil Ltd. It does not purport to discuss all of the United States consequences that may be relevant to stockholders, nor will it apply to the same extent or in the same way to all stockholders. The summary does not describe the effect of the U.S. federal estate tax laws or the effects of any state or local tax law, rule or regulation, nor is any information provided as to the effect of any other United States or foreign tax law, other than the federal income tax laws of the United States to the extent specifically set forth herein. Moran & Ozbirn, P.C., special United States tax counsel to AMG Oil Ltd., has approved the “Material United States Federal Tax Consequences” section set forth herein. Notwithstanding that it has been approved by U.S. tax counsel, this discussion and any conclusions contained therein neither bind the IRS or the courts nor preclude the IRS nor a court from adopting a contrary position. In addition, no assurance can be given that new or future legislation, regulations or interpretations will not significantly change the tax considerations described below, and any such change may apply retroactively. The tax discussion set forth below is based upon the facts set out in this proxy statement/prospectus and upon additional information possessed by the management of AMG Oil and upon representations of the management of AMG Oil Ltd.

  The tax discussion is included for general information purposes only. It is not intended to be, nor should it be construed to be, legal or tax advice to any particular stockholder and does not address all aspects of taxation that may be relevant to individual circumstances and tax situation of any particular shareholder.

  You are strongly advised and are expected to consult with your own legal and tax advisors regarding the United States income tax consequences of the Continuance in light of your particular circumstances.

  This discussion applies to AMG Oil and to stockholders who are U.S. holders that own common shares of AMG Oil Ltd. U.S. holders include individual citizens or residents of the United States, corporations (or entities treated as corporations for U.S. federal income tax purposes) organized under the laws of the United States or any State thereof or the District of Columbia, U.S. trusts and U.S. estates. U.S. trusts are trusts that are subject to U.S. federal income taxation regardless of source of income and generally include trusts that are subject to the primary supervision of a U.S. court and that are under the control of one or more U.S. persons with respect to substantial trust decisions. A U.S. estate is an estate that is subject to U.S. federal income taxation regardless of the source of the income. U.S. holders who own interests indirectly through partnerships or through one or more non-U.S. entities or carry on business outside the United States through a permanent establishment or fixed place of business, or U.S. holders who hold an interest other than as a common shareholder, should consult with their tax advisors regarding their particular tax consequences.

  This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), adopted and proposed regulations thereunder, Internal Revenue Service (IRS) rulings and pronouncements, and judicial decisions, all of which are subject to change, perhaps with retroactive effect. Any such change could alter the tax consequences discussed below. No ruling from the IRS will be requested concerning the U.S. federal income tax consequences of the Continuance. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. holders in light of their personal circumstances or to U.S. holders subject to special treatment under the U.S. Code, including, without limitation, banks, financial institutions, insurance companies, tax-exempt organizations, broker-dealers, S corporations, individual retirement and other deferred accounts, application of the alternative minimum tax rules, holders who received our stock as compensation, persons who hold notes or stock as part of a hedge, conversion, or constructive sale transaction, straddle, or other risk-reduction transaction, persons that have a “functional currency” other than the U.S. dollar, and persons subject to taxation as expatriates. This summary does not address the material U.S. federal income tax consequences to a U.S. holder of the ownership, exercise, or disposition of any warrants or compensatory options.

  U.S. tax consequences to AMG Oil Ltd.

  The Continuance of AMG Oil from Nevada to Canada is for corporate purposes a migration of AMG Oil from Nevada to Canada. The United States Congress considered transactions whereby U.S. corporations migrate to a foreign jurisdiction to be a potential abuse of the U.S. tax rules because thereafter the foreign entity is not subject to U.S. tax on its worldwide income. As a result, Section 7874(b) of the Code was enacted in 2004 to address this potential abuse. Section 7874(b) of the Code provides generally that a corporation that migrates from the United States will nonetheless remain subject to U.S. tax on its worldwide income unless the migrating entity has substantial business activities in the foreign country in which it is migrating when compared to its total business activities.

  The term “substantial business activities” is defined in Treasury Regulation Section 1.7874 -2T. The regulations state that the determination as to whether a corporation has substantial business activities in a particular country is to be made based on all the facts and circumstances, but thereafter lists certain factors that are considered in determining whether a company has substantial business activities in a country in question. Relevant factors include (1) historical presence in the country in question, (2) operations (including sales) in the country in question, (3) the presence of management and performance of management services in the country in question, (4) ownership by investors in the country in question, and (5) whether the existence of business activities in the country in question are material to the achievement of the company’s overall business objections.

  Section 7874(b) of the Code will apply to the AMG Oil migration unless AMG Oil Canada has substantial business activities in Canada when compared to its total business activities. AMG Oil’s permanent office and its management employees are located in Canada, and have been since inception. AMG Oil’s only presence in the United States is a mail drop. AMG Oil Ltd.’s “mind and management,” as defined under Canadian tax law, is, and always has been, in Canada. AMG Oil Ltd., has no operations or sales. Its only asset consists of cash, having drilled dry holes in New Zealand. AMG Oil Ltd., raised all of its funds from Canadian investors, and though it currently has some U.S. shareholders, more than 75% of its existing shareholders are Canadian residents. Additionally, because it may be easier to raise additional funds as a Canadian entity (as a result of the shorter hold period), the continuance is material to the achievement of AMG Oil Ltd.’s overall business objective.

  AMG Oil intends to take the position that it has substantial business activity in Canada in relation to its worldwide activities and that Section 7874(b) of the Code does not apply to cause AMG Oil Ltd., after the migration, to be subject to U.S. income tax on its worldwide income. Because of the inherently factual nature of the inquiry, U.S. tax counsel expresses no view on whether AMG Oil has substantial business activities in Canada in relation to its worldwide business activities and whether Section 7874(b) of the Code will apply to the Continuation.

  If AMG Oil does not have substantial business activities in Canada, and if Section 7874(b) of the Code were to apply to the migration of AMG Oil from Nevada to Canada, it would cause AMG Oil Canada to be subject to United States federal income taxation on its worldwide income. The position adopted by AMG Oil may be challenged by the U.S. tax authorities with the result that AMG Oil may remain subject to U.S. federal income tax on its worldwide income even after the Continuance. In addition to U.S. income taxes, were Section 7874(b) of the Code to apply to AMG Oil Ltd., AMG Oil could be subject to penalties for failure to file U.S. tax returns, late fees and interest on past due taxes. The remainder of this discussion assumes that Section 7874(b) of the Code does not apply to AMG Oil Ltd.

  The Continuance of AMG Oil from Nevada to Canada is, for U.S. federal income tax purposes, treated as the transfer of the assets of AMG Oil to a Canadian company in exchange for stock of the Canadian company, followed by a distribution of the stock in the Canadian company to the stockholders of AMG Oil Ltd., and then the exchange by AMG Oil Nevada’s stockholders of their AMG Oil Nevada stock for AMG Oil Canada stock. AMG Oil must recognize a gain on the assets held by it at the time of the Continuance to the extent that the fair market value of any assets exceeds its respective basis. The calculation of any potential gain is made separately for each asset held by AMG Oil Nevada. No loss will be allowed for any asset that has a taxable basis in excess of its fair market value. Management of AMG Oil does not believe the fair market value of any of its assets exceeds their tax basis. Therefore, management is of the view that no gain should be recognized by AMG Oil as a result of the Continuance.

  U.S. tax consequences to U.S. and Canadian shareholders

  The Continuance will be treated by shareholders as the exchange by shareholders of stock in a Nevada company for stock of the Canadian company. The shareholders will not be required to recognize any U.S. gain or loss on this transaction. A shareholder’s adjusted basis in the shares of AMG Oil Canada received in the exchange will be equal to such shareholder’s adjusted basis in the shares of AMG Oil Nevada surrendered in the exchange. A shareholder’s holding period in the shares of AMG Oil Canada received in the exchange should include the period of time during which such shareholder held his or her shares in AMG Oil Nevada. Because the Continuation qualifies as an “F” reorganization under the Code, there are no U.S. tax consequences to any of the current stockholders of our company. The rule applies whether or not the stockholders are residents or citizens of the U.S. or of a country other than the U.S.

  Passive Foreign Investment Company considerations

  Sections 1291 to 1298 of the Code contain the Passive Foreign Investment Company (“PFIC”) rules. These rules provide generally that if 75% or more of a foreign corporation’s gross income for the taxable year or 50% or more of the average percentage of assets held by such corporation during the taxable year produces passive income or are held for the production of passive income, then such foreign corporation is a PFIC. Once an entity is classified as a PFIC, it continues to be classified as a PFIC for all future years.

  The determination as to whether a foreign corporation is a PFIC is normally made at the end of its taxable year. There is, however, an exception for new corporations. Under the so-called “start up year” rule, a new foreign corporation is not treated as a PFIC even if it fails the gross income and asset test described above, where in each of the subsequent two year ends less than 75% of its gross income is passive income and less than 50% of its assets produce passive income. Because AMG Canada is, for U.S. tax purposes, treated as a new foreign corporation, it would appear this rule would apply. There is, however, no explicit guidance on this point. If the start up year rule applies to AMG Oil, it must change the composition of its assets and income by September 30, 2009 to avoid being classified as a PFIC.

  U.S. holders of a PFIC are required to pay certain additional taxes, referred to as the deferred tax amount, on the sale or exchange of stock in a PFIC or upon the receipt or distribution from a PFIC. In addition, certain stock for stock exchanges that would otherwise be tax free are taxable if the U.S. holder is transferring shares of a PFIC. Section 1295 of the Code provides that U.S. holders may, in certain circumstances, elect to have a PFIC taxed as a “Qualified Electing Fund” (“QEF”). U.S. holders of a QEF are required to include in their income currently their pro rata share of the PFIC’s income, but are not required to pay the deferred tax amount, referred to above, on the sale of their stock in a PFIC or upon distribution from a PFIC. A complete discussion of the PFIC rules, and the advisability and/or ability of any U.S. holders to elect QEF are beyond the scope of this discussion. U.S. holders are urged to consult with their own U.S. tax advisors to determine the possible impact of the PFIC rules upon them and as to the advisability of a QEF election.

  Post-Continuance sale of AMG Oil Canada shares

  A U.S. shareholder who sells his or her shares of AMG Oil Canada will generally recognize a long term capital gain (or loss) equal to the amount by which the cash received pursuant to sale of the shares exceeds (or is exceeded by) such holder’s adjusted basis in the shares surrendered. If the U.S. shareholder’s holding period for the AMG Oil Canada shares (which includes the holding period for the AMG Oil Nevada shares) is less than one year, the U.S. shareholder will recognize a short term capital gain (or loss) on the sale of his or her shares. Individuals are subject to a lower rate of federal income tax (currently 15%) on long term capital gains, while short term capital gains are subject to the same tax rate as is ordinary income. There are limitations on the ability of taxpayers to utilize both long term and short term capital losses.

  Post-Continuance dividends on AMG Oil Canada shares

  Any dividends received by U.S. shareholders of AMG Oil Canada will, assuming AMG Oil is not a passive foreign investment company, be qualified dividends. Individual shareholders are currently subject to United States federal income tax on qualified dividends at a 15% rate. Any Canadian tax withheld by Canada Customs & Revenue Agency on such dividends will be available as a foreign tax credit to the U.S. shareholders. The amount of the Canadian taxes that can be used as a foreign tax credit will depend on the particular tax situation of each U.S. shareholder. Each U.S. shareholder should consult with a tax advisor regarding the calculation of any available foreign tax credit available in his or her particular tax consequences.

  MATERIAL CANADIAN INCOME TAX CONSEQUENCES

  In the opinion of Lang Michener LLP, Canadian tax counsel to AMG Oil, the following fairly summarizes the principal Canadian federal income tax consequences under the Income Tax Act (Canada) (the “Canadian Act”) applicable to AMG Oil and its shareholders of the Continuation, and thereafter of holding and disposing of common shares in the capital of AMG Oil.

  Comment is restricted to shareholders (each in this summary a “Holder”) of AMG Oil each of whom is an individual (other than a trust) or corporation who or which, at all material times for the purposes of the Canadian Act, holds all common shares in the capital of AMG Oil solely as capital property, acts at arm’s length with AMG Oil, and is not, a “financial institution” to which the “mark to market” rules apply, a “specified financial institution”, nor a shareholder in respect of whom AMG Oil is a “foreign affiliate” under the Canadian Act. Comment is further restricted, in the case of any Holder who is not resident in Canada for Canadian income tax purposes (in this commentary, a “Non resident Holder”), to Non-resident Holders whose common shares in the capital of AMG Oil are not used in or in the course of carrying on a business in Canada, and will not constitute “taxable Canadian property” at any particular time after the Continuation. In general, an AMG Oil common share held by a Nonresident Holder will not constitute taxable Canadian property at any particular time after the Continuation provided that neither the Non-resident Holder, nor any one or more persons with whom the Non-resident Holder does not deal at arm’s length, alone or in any combination held or had a right to acquire 25% or more of the issued shares of any class in the capital stock of AMG Oil at any time in the five years immediately preceding the particular time.

  This summary assumes that AMG Oil will not, at the time of the Continuation, own shares of a corporation that is resident in Canada for the purposes of the Canadian Act or any property that is taxable Canadian property for such purposes, and will not elect pursuant to §128.1(2)(b)(i) to increase the paid-up capital of shares in its capital in respect of the Continuation.

  Comment is based on the current provisions of the Canadian Act and regulations, all amendments thereto publicly proposed by the Minister of Finance of Canada to the date hereof, and counsel’s understanding of the published administrative practices of the Canada Revenue Agency (CRA). Unless otherwise expressly stated, it is assumed that all such amendments will be enacted substantially as currently proposed, and that there will be no other material change to any relevant law or administrative practice, although no assurances can be given in these respects. Except to the extent otherwise expressly provided, this summary does not take into account any provincial, territorial or foreign tax law, nor any bilateral income tax treaty to which Canada is a party.

  This summary is of a general nature only and is not, and is not to be construed as, Canadian income tax advice to any particular Holder. Each Holder is urged to obtain independent advice as to the legal and Canadian income tax implications of the Continuation, and thereafter of holding and disposing of common shares in the capital of AMG Oil, applicable to the Holder’s particular circumstances.

  The Continuation

  AMG Oil

  AMG Oil’s taxation year for Canadian tax purposes will be deemed to have ended immediately before the Continuation. It will be required to fix a new taxation year end for Canadian income tax purposes.

  AMG Oil will also be deemed to have disposed of all its assets immediately before the Continuation for proceeds of disposition, and immediately thereafter to have acquired them at a cost, equal to their fair market value at that time. AMG Oil should not thereby incur any liability for Canadian income tax.

  AMG Oil will become a resident of Canada for the purposes of the Canadian Act as a result of the Continuation, and consequently thereafter will be liable for Canadian income tax on its world-wide taxable income, if any, computed in accordance with the Canadian Act, subject only to such relief, if any, to which it may be entitled under any Canadian bilateral income tax treaty that may apply to it.

  Resident Holders and Non-resident Holders

  The Continuation should not give rise to any liability for Canadian income tax to any Holder, regardless of the Holder’s fiscal residence.

  Disposing of common shares

  Canadian Resident Holders

  The normal rules for the taxation of capital gains and losses applicable before the Continuation to Holders who are resident in Canada for the purposes of the Canadian Act (each a “Resident Holder”) will continue to apply to Resident Holders in respect of a disposition of common shares in the capital of AMG Oil after the Continuation.

  In summary, these rules will provide that a Resident Holder who disposes of such a common share after the Continuation will realize a capital gain (capital loss) equal to the amount by which the proceeds received by the Resident Holder on the disposition exceed (are exceeded by) the adjusted cost base of the common share to the Resident Holder.

  The Resident Holder will be required to include one half of any such capital gain (taxable capital gain) in income to be taxed at normal rates.

  The Resident Holder may deduct one half of any such capital loss (allowable capital loss) from taxable capital gains realized in the taxation year of the Resident Holder in which the disposition occurs and, to the extent not so deductible, from taxable capital gains realized in any of the three preceding taxation years or any subsequent taxation year.

  The Resident Holder, if a “Canadian-controlled private corporation” as defined for the purposes of the Canadian Act, will be required to include any taxable capital gain so arising in its “aggregate investment income” and pay an additional refundable tax equal to 6 2/3% of its aggregate investment income, and will be entitled to a refund of such additional tax at the rate of CDN$1 of refund for every CDN$3 of taxable dividends that it subsequently pays.

  Non-resident Holders

  A Non-resident Holder who disposes of a common share in the capital of AMG Oil after the Continuation will be subject to the normal rules for the taxation of capital gains and losses applicable after the Continuation to Resident Holders as discussed above if, at the time of disposition, the common share is not listed on a Canadian or foreign “designated stock exchange” as defined in the Canadian Act, unless the Non-resident Holder is relieved from such liability by an applicable tax treaty. The OTC Bulletin Board is not such a designated stock exchange. The disposition will be subject to capital gains tax unless exempted by an applicable tax treaty.

  Generally, a Non-resident Holder who is a US resident for the purposes of the Canada – U.S. Income Tax Convention, 1980, as amended (the “Treaty”) will not incur any tax liability provided that at the time of disposition not more than 50% of the value of the common shares in the capital of AMG Oil derives from “real property” situated in Canada as defined for the purposes of the Treaty (which includes among other things, any right to explore for or exploit mineral deposits and sources in Canada and other natural resources in Canada, or any right to an amount computed by reference to the production, including profit, from, or to the value of production from, mineral deposits and sources in Canada and other natural resources in Canada).

  A Non-resident Holder who disposes of common shares in the capital of AMG Oil after the Continuation will not incur any liability for Canadian income tax in respect of any taxable capital gain so arising, nor be permitted to deduct any allowable capital loss so arising from taxable capital gains (if any) of the Non-resident Holder otherwise subject to Canadian federal income tax if at the time of disposition such common shares are listed on a Canadian or foreign designated stock exchange, including the TSX-V.

  The Non-resident Holder will also be required to obtain a tax clearance certificate from CRA in respect of the disposition unless at the time of disposition the common shares in the capital of AMG Oil are listed on a Canadian or foreign “recognized stock exchange” (as defined under the Canadian Act), which includes a designated stock exchange.

  Any Non-resident Holder who is contemplating disposing of common shares in the capital of AMG Oil after the Continuation should obtain Canadian tax advice as to whether the Non-resident Holder will be subject to Canadian income tax, or be required to obtain a tax clearance certificate from CRA, in respect of the disposition.

  Dividends on common shares

  Canadian Resident Holders

  A Resident Holder who is an individual will be required to include the amount of any dividend actually or deemed to have been received after the Continuation on a common share in the capital of AMG Oil in income, subject to the usual dividend gross-up and dividend tax credit rules applicable to dividends paid by a taxable Canadian corporation.

  A Resident Holder that is a corporation will be required to include the amount of any dividend actually or deemed to have been received by it after the Continuation on a common share in the capital of AMG Oil in income, but generally will be entitled to deduct an equivalent amount in computing its taxable income. The corporation, if it is a “private corporation” as defined for the purposes of the Canadian Act, or a corporation controlled by or for the benefit of an individual or any related group of individuals, may be liable for a further 33 1/3% refundable tax (Part IV Tax) on any such dividend to the extent that the dividend was deductible in computing its taxable income, and will be entitled to a refund on such Part IV Tax at the rate of CDN$1 of refund for every CDN$3 of taxable dividends that it subsequently pays.

  Non-resident Holders

  Each Non-resident Holder will be required to pay Canadian withholding tax on the amount of any dividend, including any stock dividend, paid or credited or deemed to be paid or credited by AMG Oil after the Continuation to the Non-resident Holder on a common share. The rate of withholding tax is 25% of the gross amount of the dividend, or such lesser rate as may be available under an applicable income tax treaty. The rate of withholding tax under the Treaty applicable to a dividend paid to a Non-resident Holder who is a resident of the United States for the purposes of the Treaty is 5% if the Non-resident Holder is a company that owns at least 10% of the voting stock of AMG Oil, and 15% in any other case, of the gross amount of the dividend. AMG Oil will be required to withhold any such tax from the dividend, and remit the tax directly to CRA for the account of the Non-resident Holder.

  COMPARATIVE RIGHTS OF STOCKHOLDERS

  After the Continuation, the stockholders of the former Nevada corporation will become the holders of shares in the capital of a Canadian company organized under the Canada Business Corporations Act (“CBCA”). Differences between the Nevada Revised Statutes and the CBCA, will result in various changes in the rights of stockholders of AMG Oil. The following is a summary description of the more significant differences. This summary description is qualified by reference to the Nevada Revised Statutes and the CBCA.

Subject Matter	Nevada	Canada	Discussion of Material Changes
Inspection of Books and Records

  Under Nevada law, any person who has been a stockholder of record of a corporation for at least six months immediately preceding his demand, or any person holding, or thereunto authorized in writing by the holders of, at least five percent of all of its outstanding shares, upon at least five days’ written demand is entitled to inspect in person or by agent or attorney, during usual business hours, a corporations records and make copies therefrom.

  Similarly, under Canadian law, there is no specific statutory provision regarding a stockholder’s right to inspect the books and records of the company. Where a corporation has previously distributed its shares to the public, shareholders and creditors of a corporation may, on payment of a reasonable fee, require a corporation to furnish a list setting out the names and addresses of the stockholders of a corporation and the number of shares held by each stockholder. In order to obtain such a list, an affidavit must also be provided confirming that the list will only be used in connection with an effort to influence voting of the stockholders, an offer to acquire securities of the corporation or any other matter relating to the affairs of the corporation.

  AMG Oil Canada will be a distributing corporation under the CBCA. Accordingly, shareholders will continue to have the right to obtain a list of the stockholders of the corporation. Under the CBCA, a reasonable fee will have to be obtained to obtain the list. However, the six month waiting period from the date the shareholder acquire its shares in the corporation under Nevada law does not apply under the CBCA.

Qualification of Directors

  A director must be a natural person who is at least 18 years of age. A company must have at least one director. Unless otherwise provided in the articles of incorporation of the company, directors need not be stockholders.

  A director must be a natural person who is at least 18 years of age. Directors must not have the status of bankrupt, and must not have been found to be of unsound mind by a court in Canada or elsewhere. All Canada Business Act Corporation corporations must have at least one director, and “distributing corporations” must have at least three directors, at least two of which must not be officers or employees of the corporation or its affiliates. AMG Oil is a “distributing corporation” because it has filed a registration statement in a jurisdiction other than Canada. There are no other actions which must be taken by us in order to remain in compliance with the CBCA.

  AMG Oil Canada will be a distributing corporation under the CBCA and, as such, must have a minimum of three directors. This contrasts with Nevada law which only requires that the corporation have a minimum of one director. Accordingly, upon completion of the Continuation, AMG Oil Canada will be required to maintain a board of directors either equal to or greater than its current board of three directors.

Subject Matter	Nevada	Canada	Discussion of Material Changes
Amendments to the Articles

  In order to amend the articles of incorporation of a company, the board of directors must adopt a resolution setting forth the proposed amendment and call a meeting of the stockholders to vote on the amendment or direct that the proposed amendment be considered at the next annual meeting of the stockholders entitled to vote on the amendment. If it appears upon the canvassing of the votes that stockholders holding shares entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes, or as may be required by the provisions of the articles of incorporation, have voted in favour of the amendment. The certificate setting forth the amendment and the vote by which the amendment was adopted must be signed by an officer of the company and filed with the secretary of state. If any proposed amendment would adversely alter or change any preference or any other right given to any class of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class adversely affected by the amendment.

  In order to amend its articles, the shareholders of a CBCA corporation must pass a special resolution approving the amendment. A special resolution must be approved by two thirds of the votes cast on the resolution. The holders of a class or series of shares are entitled to vote as a separately as a class on any proposed amendment which would increase or decrease any maximum number of authorized shares of that class, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to those of such class or series; effect an exchange, reclassification or cancellation of all or part of the shares of that class; add, change or remove the rights, privileges, restrictions or conditions attached to the shares of that class; increased the rights or privileges of any class of shares having rights or privileges equal or superior to the shares of that class; create a new class of shares equal or superior to the shares of that class; make any class of shares having rights or privileges inferior to the shares of that class equal or superior to the shares of that class; effect an exchange or create a right of exchange of all or part of the shares of another class into the shares of that class; or constrain the issue, transfer or ownership of the shares of that class, or change or remove any such constraint. The right of holders of a class of shares which would be affected in such a manner to vote separately as a class will apply whether or not that class of shares is otherwise entitled to vote. If authorized by the shareholders in the special resolution amending the articles, the directors may revoke the resolution before it is acted on without further approval of the shareholders. If the directors do not revoke the resolution, the articles of amendment must be filed with the Director under the CBCA, and the

  Under the CBCA, the two-thirds approval is determined based upon those shareholders present at the meeting and entitled to vote on any amendment to the articles of incorporation. While two-thirds approval is required, the number of shares required may be significantly less than 50% of the outstanding share capital, as is the requirement in Nevada, due to the fact that the quorum requirement is only 5% of all outstanding shares. Accordingly, amendments to the articles of AMG Oil may be approved under the CBCA with significantly less shareholder approval vote than under Nevada law.

Subject Matter	Nevada	Canada	Discussion of Material Changes
Director will then issue a certificate of amendment.
Election and Removal of Directors

  Directors are elected at the annual meeting of the stockholders by a plurality of the votes cast at the election and any director, or the entire Board, may be removed with or without cause, but only by the vote of not less than two thirds of the issued and outstanding stock entitled to vote at a meeting called for that purpose. The directors may fill vacancies on the board unless the bylaws provide otherwise.

  Shareholders of a corporation shall, by ordinary resolution at each annual meeting at which an election of directors is required, elect directors to hold office. The shareholders of a corporation may be ordinary resolution at a special meeting remove any director or directors from office and may fill such vacancy at the meeting in which the director was removed. If not so filled, a quorum of directors may fill a vacancy among the directors.

  The CBCA imposes a lower threshold for removal of directors than under Nevada law. Nevada law requires approval of the removal of a director by not less than two-thirds of outstanding shares, imposing a very high threshold. In contrast, the CBCA requires an ordinary resolution of shareholders, being a resolution approved by 50% of the shares present and entitled to vote at the shareholders meeting.

Inspection of Stockholders List

  Under Nevada law, any stockholder of record of a corporation who has held his shares for more than six months and stockholders holding at least 5% of all of its outstanding shares, is entitled to inspect, during normal business hours, the company’s stock ledger and make extracts therefrom. It also provides that a Nevada company may condition such inspection right upon delivery of a written affidavit stating that inspection is not desired for any purpose not related to the stockholder’s interest in the company.

  Under Canadian law, where a corporation has previously distributed its shares to the public, shareholders and creditors of a corporation may, on payment of a reasonable fee require a corporation to furnish a list setting out the names and addresses of the stockholders of a corporation and the number of shares held by each stockholder. In order to obtain such a list, an affidavit must also be provided confirming that the list will only be used in connection with an effort to influence voting of the stockholders, an offer to acquire securities of the corporation or any other matter relating to the affairs of the corporation.

  AMG Oil Canada will be a distributing corporation under the CBCA. Accordingly, shareholders will continue to have the right to obtain a list of the stockholders of the corporation. Under the CBCA, a reasonable fee will have to be obtained to obtain the list. However, the six month waiting period from the date the shareholder acquire its shares in the corporation under Nevada law does not apply under the CBCA.

Transactions with Officers and Directors

  Under Nevada law, contracts or transactions in which a director or officer is financially interested are not automatically void or voidable if (i) the fact of the common directorship, office or financial interest is known to the board of directors or committee, and the board or committee authorizes, approves or ratifies the contract or transactions in good faith by a vote sufficient for the purpose, without counting the vote or votes of the common or interested director or directors, or (ii) the contract or transaction, in good faith, is ratified

  Under Canadian law, a material contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and another entity in which a director or officer of the corporation is a director or officer or has a material interest in, is not invalid if the director or officer has disclosed the nature and extent of his interest and the contract or transaction was approved by the directors. Even if such disclosure is not made, a director or officer, acting honestly and in good faith, will not be accountable to the

Both the CBCA and Nevada law provide for disclosure and approval by disinterested directors of transactions in which a director has a material interest.

Subject Matter	Nevada	Canada	Discussion of Material Changes

  or approved by the holders of a majority of the voting power, (iii) the fact of common directorship, office or financial interest known to the director or officer at the time of the transactions is brought before the board of directors for actions, or (iv) the contract or transaction is fair to the corporation at the time it is authorized or approved. Common or interested directors may be counted to determine presence of a quorum and if the votes of the common or interested directors are not counted at the meeting, then a majority of directors may authorize, approve or ratify a contract or transaction.

  corporation for any profit realized in such a transaction, and the contract or transaction will not be invalid only by reason of such interest, if the contract or transaction is approved by a special resolution at a meeting of shareholders, disclosure of the interest sufficient to indicate its nature was made before shareholder approval, and the contract or transaction is reasonable and fair to the corporation at the time it was approved.

Limitation on Liability of Directors; Indemnification of Officers and Directors

  Nevada law provides for discretionary indemnification made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made either: (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the actions, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the actions, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the actions, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the actions, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined

  Canadian law provides that a corporation may indemnify a director or officer or a former director or officer of the corporation against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of a proceeding to which such person was a party by reason of being or having been a director or officer, if the person: (i) acted honestly and in good faith with a view to the best interests of the corporation; and (ii) in the case of a criminal or administrative proceeding enforced by a monetary penalty, the individual had reasonable grounds for believing that the individuals conduct was lawful.

Both the CBCA and Nevada law provide for discretionary indemnification of directors.

Subject Matter	Nevada	Canada	Discussion of Material Changes

  by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions do not affect any right to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to Nevada law does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court or for the advancement of expenses, may not be made to or on behalf of any director or officer if his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. In addition, indemnification continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Voting Rights with respect to extraordinary corporate transactions

  Approval of mergers and consolidations and sales, leases or exchanges of all or substantially all of the property or assets of a corporation, whether or not in the ordinary course of business, requires the affirmative vote or consent of the holders of a majority of the outstanding shares entitled to vote, except that, unless required by the articles of incorporation, no vote of stockholders of the corporation surviving a merger is necessary if: (i) the merger does not amend the articles of incorporation of the corporation; (ii) each outstanding share immediately prior to the

  Approvals of amalgamations (except amalgamations between a corporation and wholly owned subsidiaries), consolidations, and sales, leases or exchanges of substantially all the property of a corporation, other than in the ordinary course of business of the corporation requires approval by the stockholders by a two-thirds majority vote at a duly called meeting.

  Under the CBCA, the two-thirds approval is determined based upon those shareholders present at the meeting and entitled to vote on an amalgamation, which is the equivalent of a merger under Nevada law While two-thirds approval is required, the number of shares required may be significantly less than 50% of the outstanding share capital, as is the requirement in Nevada, due to the fact that the quorum requirement is only 5% of all outstanding shares. Accordingly, amalgamations may be approved under the CBCA with significantly less shareholder approval vote than under Nevada law.

Subject Matter	Nevada	Canada	Discussion of Material Changes

  merger is to be an identical share after the merger, and (iii) either no common stock of the corporation and no securities or obligations convertible into common stock are to be issued in the merger, or the common stock to be issued in the merger, plus that initially issuable on conversion of other securities issued in the merger does not exceed 20% of the common stock of the corporation outstanding immediately before the merger.

Stockholders’ consent without a meeting

  Unless otherwise provided in the articles of incorporation or the bylaws, any actions required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after taking the actions, a written consent is signed by the stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consent is required. In no instance where actions are authorized by written consent, need a meeting of the stockholders be called or notice given.

Any action required or permitted to be taken at a meeting of the stockholders may be taken by a written resolution signed by all the stockholders entitled to vote on such resolution.

  The CBCA does not permit shareholder action to be taken by written consent of the majority, as permitted by Nevada law. As a public company, it is unlikely that we would seek shareholder approval by written consent in any event given the rules regarding proxy solicitation under the Securities Exchange Act of 1934 and our broad shareholder base.

Stockholder Meeting Quorum Requirements

  Unless the articles of incorporation or bylaws provide for different proportions, a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transactions of business. The bylaws of AMG Oil Nevada provide that at any meeting of the shareholders of record, five percent of all of the shares outstanding will constitute a quorum of the transaction of business.

  Unless the by-laws otherwise provide, a quorum of stockholders is present for a meeting if the holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy. The bylaws of AMG Oil Canada will provide that a quorum for the transaction of business at a meeting of shareholders is at least two individuals present at the commencement of the meeting holding, or representing by proxy the holder or holders of, shares carrying in the aggregate not less than five percent of the votes eligible to be cast at the meeting.

  There will be no significant change to the quorum requirements for shareholders meetings, which will remain at 5% of the outstanding shares for AMG Oil Canada, as is presently the requirement for AMG Oil Nevada.

Stockholder Voting Requirements

  In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors must be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the class or series that is present or represented by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business. An act by the stockholders of each class or series is approved if a majority of the voting power of a quorum of the class or series votes for the actions.

  Except where the CBCA requires approval by a special resolution, being approval by a two-thirds majority of the shares present in person or represented by proxy and entitled to vote on the resolution, a simple majority or the shares present in person or represented by proxy and entitled to vote on a resolution is required to approve any resolution properly brought before the stockholders. The holders of a class or series of shares are entitled to vote separately on proposals to amend the articles of a corporation where such amendment affects the rights of such class or series in a manner different than other shares of the corporation. A vote to approve any such amendment is passed if approved by a two-thirds majority of the voting power of the class or series represented in person or by proxy at a meeting called to approve such amendment.

  The shareholder voting requirements for ordinary matters are the same under Nevada law and the CBCA, being the majority vote of the shares present and entitled to vote at the shareholders meeting. Under the CBCA, certain matters, such as amendments to the articles of incorporation, require approval by a special resolution which is two-thirds of the shares present and entitled to vote. Separate voting for different classes and series of shares is required under both the CBCA and Nevada law.

Subject Matter	Nevada	Canada	Discussion of Material Changes
Dividends

  A corporation is prohibited from making a distribution to its stockholders if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than its total liabilities (plus any amounts necessary to satisfy any preferential rights).

  A corporation is prohibited from declaring or paying a dividend if there are reasonable grounds for believing that the corporation, is or would after the payment be, unable to pay its liabilities as they become due or the realizable value of the corporation’s assets would be less than the total of its liabilities and stated capital of all classes.

The requirements for payment of dividends are similar under both the CBCA and Nevada law, as each imposes a solvency test which must be met before dividends may be paid.
Anti-Takeover Provisions

  Nevada’s “Acquisition of Controlling Interest Statute” applies to Nevada corporations that have at least 200 shareholders, with at least 100 shareholders of record being Nevada residents, and that do business directly or indirectly in Nevada. Where applicable, the statute prohibits an acquiror from voting shares of a target company’s stock after exceeding certain threshold ownership percentages, until the acquiror provides certain information to the company and a majority of the disinterested shareholders vote to restore the voting rights of the acquiror’s shares at a meeting called at the request and expense of the acquiror. If the

There is no provision under Canadian law similar to the Nevada Acquisition of Controlling Interest Statute.

  Our shareholders will no longer have the protection of the anti-takeover provisions of the Nevada corporate statute if we continue to the CBCA. However, we are a reporting issuer under Canadian securities laws and, as such, any takeover bid for our common shares will trigger the takeover bid requirements under Canadian securities laws. These requirements include protective provisions for shareholders as well as the requirement to prepare and circulate a takeover bid circular prepared in accordance with the requirements of Canadian securities laws.

Subject Matter	Nevada	Canada	Discussion of Material Changes

  voting rights of such shares are restored, shareholders voting against such restoration may demand payment for the “fair value” of their shares (which is generally equal to the highest price paid in the transaction subjecting the stockholder to the statute). The Nevada statute also restricts a “business combination” with “interested shareholders”, unless certain conditions are met, with respect to corporations which have at least 200 shareholders of record. A “combination” includes (a) any merger with an “interested stockholder,” or any other corporation which is or after the merger would be, an affiliate or associate of the interested stockholder, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets, to an “interested stockholder,” having (i) an aggregate market value equal to 5% or more of the aggregate market value of the corporation’s assets; (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or (iii) representing 10% or more of the earning power or net income of the corporation, (c) any issuance or transfer of shares of the corporation or its subsidiaries, to the “interested stockholder,” having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation, (d) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by the “interested stockholder,” (e) certain transactions which would result in increasing the proportionate percentage of shares of the corporation owned by the “interested stockholder,” or (f) the receipt of benefits, except proportionately as a stockholder, of any loans, advances or other financial benefits by an “interested stockholder.” An “interested stockholder” is a person

Subject Matter	Nevada	Canada	Discussion of Material Changes

  who, together with affiliates and associates, beneficially owns (or within the prior three years, did beneficially own) 10% or more of the corporation’s voting stock. A corporation to which this statute applies may not engage in a “combination” within three years after the interested stockholder acquired its shares, unless the combination or the interested stockholder’s acquisition of shares was approved by the board of directors before the interested stockholder acquired the shares. If this approval was not obtained, then after the three year period expires, the combination may be consummated if all applicable statutory requirements are met and either (a) (i) the board of directors of the corporation approves, prior to such person becoming an “interested stockholder”, the combination or the purchase of shares by the “interested stockholder” or (ii) the combination is approved by the affirmative vote of holders of a majority of voting power not beneficially owned by the “interested stockholder” at a meeting called no earlier than three years after the date the “interested stockholder” became such or (b) (i) the aggregate amount of cash and the market value of consideration other than cash to be received by holders of common shares and holders of any other class or series of shares meets certain minimum requirements set forth in the statutes and (ii) prior to the consummation of the “combination”, except in limited circumstances, the “interested stockholder” will not have become the beneficial owner of additional voting shares of the corporation.

Subject Matter	Nevada	Canada	Discussion of Material Changes
Appraisal Rights; Dissenters’ Rights

  Under Nevada law, unless otherwise provided in the articles of incorporation or the bylaws of the issuing corporation in effect on the tenth day following an acquisition of a controlling interest by an acquiring person, if control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, whose shares are not voted in favour of authorizing voting rights for the control shares may dissent in and obtain payment of the fair value of his shares. Also, Nevada law does not provide for dissenters’ rights in the case of a sale of assets.

  Under the CBCA, the holders of shares of any class of a corporation have the right to dissent when a company amends its articles to change any provisions restricting or constraining the issue, transfer or ownership of shares of that class. Stockholders also have dissenters’ rights when a company proposes to amend its articles to add, change or remove any restrictions on the business or businesses that the corporation may carry on, amalgamate (other than a vertical short-form amalgamation with a wholly-owned subsidiary), continue to another jurisdiction, sell, lease or exchange all or substantially all of its property, or carry out a going private or squeeze-out transaction. A shareholder who properly exercises his or her rights of dissent is entitled to be paid the fair market value of his or her shares in respect of which he or she dissents.

  Our shareholders will be provided with greater rights of dissent and appraisal under the CBCA than under Nevada law if we complete the Continuation. The CBCA does not provide for any rights of dissent and appraisal in the circumstances of the acquisition of a controlling interest by an investor.

Director Residency Requirements	Nevada law does not impose any director residency requirements.	Under the CBCA, a minimum of 25% of the directors of a Canadian company must reside in Canada.	We will be required to ensure that a minimum of 25% of our directors are Canadian residents if we complete the Continuation.

  ACCOUNTING TREATMENT

  For United States accounting purposes, the Continuation of our company from a Nevada corporation to a Canadian corporation represents a non-substantive exchange to be accounted for in a manner consistent with a transaction between entities under common control. All assets, liabilities, revenues and expenses will be reflected in the accounts of AMG Oil Canada based on existing carrying values at the date of the exchange. The historical comparative figures of AMG Oil will be those of AMG Oil as a Nevada company.

  We currently prepare our financial statements in accordance with the US GAAP. After our Continuance to Canada, as a Canadian domestic issuer, we plan to prepare our annual and interim financial statements in accordance with Canadian GAAP. For the purpose of our annual disclosure obligations in the United States, we will annually file in the United States financial statements prepared in accordance with Canadian GAAP together with a reconciliation to US GAAP. In addition, as a foreign private issuer, AMG Oil will not have to file quarterly reports with the SEC.

  APPLICATION OF SECURITIES LAWS

  Upon the effective date of the Continuation we will continue to be subject to the securities laws of the provinces of Canada as those laws apply to Canadian domestic issuers. Our management believes that we will qualify as a foreign private issuer in the United States and, as a foreign private issuer, our directors, officers and 10% stockholders will no longer be subject to Section 16(b) of the Exchange Act and we will not be subject to the proxy rules of Section 14 of the Exchange Act. Furthermore, Regulation FD does not apply to non-United States companies and will not apply to AMG Oil upon the Continuation.

  DESCRIPTION OF BUSINESS

  History

  AMG Oil was previously engaged in the acquisition and, formerly, exploration of resource properties. We were incorporated on February 20, 1997 under the name “Trans New Zealand Oil Company” by filing our Articles of Incorporation with the Secretary of State of Nevada. We changed our name to “AMG Oil Ltd.” on July 27, 1998. Our fiscal year end is September 30.

  AMG Oil has been inactive for approximately the last three years and may be considered a “shell” company within the meaning assigned to that term in Rule 12b-2 1934 Act because we have no operations and our assets consist solely of cash. In previous years, we conducted our oil and gas exploration activities in New Zealand but withdrew from the permit and assigned our interest to the other participants in the permit during the 2003 fiscal year.

  Our office is located at 2800 – 600 17th Street, South Denver, CO, U.S.A. 80202-5402, our telephone number is (303) 226-5889. However, our administration is effected through our corporate office located at 1407 - 1050 Burrard Street, Vancouver, British Columbia, Canada and all of our directors and officers are resident in British Columbia.

  During the 2005 and 2004 fiscal years, AMG Oil did not issue any securities. During the 2006 fiscal year, AMG Oil completed a private placement financing of 6,000,000 units (each a “Unit”) at a price of US$0.25 per Unit for gross proceeds of $1.5 million and also issued 600,000 additional Units under a rights agreement. Each Unit consists of one share of common stock and one share purchase warrant and each warrant entitles the holder thereof to acquire an additional share of common stock at a price of US$0.50 for a period of 24 months subject to an accelerated expiry provision whereby the warrants will expire 30 days after a registration statement has been declared effective by the SEC and our shares have traded at or above $1.00 for 20 consecutive days. Each Unit also includes a right to receive an additional 0.10 of one Unit granted when a registration statement was not declared effective by the SEC on or before August 27, 2006. The rights to receive an additional 600,000 Units were granted because a registration statement was not declared effective by the SEC on or before August 27, 2006. Please refer to Note 5 of Item 7 below for further information.

  AMG Oil is a Vancouver, British Columbia, Canada based company which was from 1999 to 2003 modestly active in seeking suitable oil and gas properties for exploration and development. AMG Oil has been inactive since 2003.

  On February 1, 2006, the British Columbia Securities Commission granted our application to be designated as a reporting issuer under the Securities Act (British Columbia). Accordingly, we and our insiders are now subject to the continuous disclosure requirements under the securities laws of the Province of British Columbia, Canada.

  We do not receive any revenue from our discontinued oil and gas operations in New Zealand and have no significant assets, tangible or intangible except for cash on hand. We have no history of earnings and there is no assurance that our business will be profitable. As at December 31, 2007, we had an accumulated deficit of $2,910,057 and we expect to continue incurring operating losses and accumulating deficits in future periods. We have no significant future obligations.

  Change of Control

  Pursuant to an agreement made November 16, 2005, Robert Pollock, a Toronto, Ontario businessman, acquired control of AMG Oil through the purchase of 8,600,000 shares of our common stock at a price of $0.01 per share. This transaction was disclosed on our report on Form 8-K, filed on December 1, 2005.

  The purchase and sale of these shares for $86,000 was completed on November 29, 2005. These shares represent 37.1% of the outstanding shares of AMG Oil. The seller of these shares was the previous majority shareholder, Trans-Orient Petroleum Ltd. (“Trans-Orient”), which sold 7,305,500 shares and one other seller, who sold 1,294,500 shares. Trans-Orient is a corporation registered under the Exchange Act and is controlled by Mr. Peter C. Loretto, its President, who is a businessman residing in Vancouver, British Columbia, Canada.

  Trans-Orient sold its controlling shares in AMG Oil because they represented an investment in a superfluous inactive affiliate. Mr. Pollock purchased the 8,600,000 shares with personal funds and has advised that he has acquired control of AMG Oil with a view to endeavouring to reactivating our oil and gas exploration although there can be no assurance he will be successful at doing so. At this time, AMG Oil has not committed to any financing or property acquisition transactions although it is currently seeking appropriate prospects that if acquired may require additional capital to be raised.

  By agreement with Mr. Pollock, the two current directors of AMG Oil have agreed to resign from the board of AMG Oil on request of Mr. Pollock but may resign of their own volition at any time.

  DESCRIPTION OF PROPERTIES

  Our administrative offices are located at 1407 - 1050 Burrard Street, Vancouver, British Columbia, Canada, V6Z 2S3 and our telephone number is (604) 682-6496. AMG Oil utilizes the office space, for CDN$500 per month, pursuant to a verbal agreement with DLJ Management Ltd. (“DLJ”). DLJ is a wholly-owned subsidiary of Trans-Orient, a company which is related to us through a common director. DLJ employs one of our directors.

  LEGAL PROCEEDINGS

  We are not involved in any material pending litigation, nor are we aware of any material pending or contemplated proceedings against us. We know of no material legal proceedings pending or threatened, or judgments entered into against any of our directors or officers in their capacity as such.

  MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  Forward-looking statements

  This proxy statement/prospectus contains certain “forward-looking statements”. Much of the information included in this proxy statement/prospectus includes or is based upon estimates, projections or other forward-looking statements. Such forward-looking statements include any projections or estimates made by us and our management in connection with our business operations. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, prediction, projections, assumptions or other future performance suggested herein. Future filings with the SEC, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties. Actual results may differ significantly from those expressed or implied in such forward-looking statements.

  Such estimates, projections or other “forward looking statements” involve various risks and uncertainties as outlined below. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other “forward looking statements.” All forward-looking statements speak only as to the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

  Plan of Operations

  We no longer have any oil or gas properties as we withdrew from our sole oil and gas property on May 2, 2003. Our plan of operations is to acquire a business either through purchase, merger, consolidation, application or other means, so that we will cease being a shell company. Initially, our management anticipates concentrating our efforts on locating and acquiring a business, properties, or other assets, or combination thereof, in the oil and gas industry, although our management may cause AMG Oil to attempt to acquire a business in another area. However, there can be no assurance that we will be able to find a suitable business to acquire, successfully negotiate the terms of any acquisition, or have the assets to complete any transaction. Since we are a shell company with nominal assets and no operations, it may be necessary for us to obtain additional financing (i) to pay our ongoing operating and administrative expenses, including our audit and other professional expenses associated with our reporting obligations under the Exchange Act, (ii) to pay costs associated with locating and acquiring another business, and (iii) to fund the operations of any business in which may be successful in acquiring an interest. There can be no assurance AMG Oil will be able to raise any funds for any purposes, including the prospective acquisition of a new business. In the event AMG Oil is unable to raise sufficient funds, AMG Oil will be unable to acquire any businesses and may be forced to halt all operations.

  We anticipate that our expenditures for the next twelve months will be approximately $150,000. These anticipated expenditures relate to consulting, accounting, legal and administrative expenses and to the costs of targeting a new business opportunity. These anticipated expenditures do not include any amount that may be required to acquire an interest in a new business opportunity or to fund a new business opportunity once acquired.

  We have sufficient amount of working capital required to fund our plan of operations for the next twelve months based on our current expected expenditures. We currently have sufficient capital to maintain our required overhead, but we have no revenues and we anticipate that we will continue to rely principally on the issuance of common stock to raise the necessary funds to finance any additional expenditures that may be incurred during the next twelve months if we acquire a suitable business opportunity. To date, we have relied principally on the issuance of common stock in private placements to individuals known to our officers and directors to raise funds to support our business. There can be no assurance that we will be successful in raising additional funds through the issuance of additional equity nor that the parties that provided funds in the past will continue to do so.

  We do not expect any significant purchases of plant and equipment or the hiring of employees within the next twelve months, unless acquired in connection with the acquisition of a business opportunity which may be identified.

  Results of Operations

  Three Months Ended December 31, 2007 and 2006

  We incurred net loss of $22,817 during the three month period ended December 31, 2007, compared to $328 during the three month period ended December 31, 2006.

  Our loss of $22,817 for the three months ended December 31, 2007 consisted of general and administrative costs of $38,124 as detailed below. These costs were partially offset by interest income being received by us amounting to $15,307.

	Three Months Ended December 31, 2007	Three Months Ended December 31, 2006
	(Unaudited)	(Unaudited)
Expenses General and administrative Other Income Interest	38,124 15,307	16,455 16,127
Net Loss	$(22,817)	$(328)

  A comparative summary of the our general and administrative costs over the three month period ending December 31, 2007 and 2006 are as follows:

	3 months ended December 31,
	2007	2006
Filing, listing and transfer agent	$851	$1,457
Consulting	15,900	-
Office and administration	8,229	5,634
Professional fees	636	1,802
Wages	12,508	7,562
	$38,124	$16,455

  Years Ended September 30, 2007 and 2006

  We did not generate any revenues from operations during the year ended September 30, 2007, or during the year ended September 30, 2006. Our sole income during the 2007 fiscal year was $65,310 in interest income earned on surplus cash balances, compared to $31,873 for the year ended September 30, 2006.

  After we withdrew from our only oil and gas interest during the 2003 fiscal year and upon liquidating our subsidiaries during the same period, we reallocated all relevant costs associated with our oil and gas interest totalling $1,787,410 to Loss from Discontinued Operations.

  Our operating results for our last two fiscal years are summarized as follows:

	Year Ended September 30, 2007	Year Ended September 30, 2006
Expenses General and administrative Other Income Interest income	90,640 65,310	68,046 31,873
Net Loss	$(25,330)	$(36,173)

  Our total general and administrative expenses for the fiscal year ended September 30, 2007 were $90,640, compared to $68,046 for the fiscal year ended September 30, 2006. Salaries were $23,555 in fiscal 2007, compared to $6,864 in fiscal 2006; professional fees were $23,247 in fiscal 2007, versus $26,847 in fiscal 2006; and travel and consulting expenses were $14,071 in fiscal 2007, versus $9,514 in fiscal 2006. The balance of our general and administrative costs for fiscal 2007 consisted of office expenses of $11,063, filing and transfer agent fees of $6,724 and other miscellaneous expenses totalling $11,980.

  As a result of these transactions noted above, AMG Oil incurred a net loss of $25,330 or $Nil per share for the twelve months ended September 30, 2007, compared to a loss of $36,173 or $Nil per share for the same period last year.

  Liquidity and Capital Resources

  At December 31, 2007 our current assets totalled $1,300,558 (September 30, 2007: $1,318,282). Our current assets for both periods consisted primarily of cash. Our current liabilities at December 31, 2007 were $15,783 (September 30, 2007: $10,690). Cash on hand is currently our only source of liquidity and at the date of this report we feel that we have sufficient working capital on hand to operate for the next twelve months. We do not have any lending arrangements in place with banking or financial institutions and we do not anticipate that we will be able to secure these funding arrangements in the near future.

  There were no financing activities undertaken by AMG Oil during the thee months ended December 31, 2007 or during the twelve months ended September 30, 2007. During the 2006 fiscal year, our financing activities consisted of AMG Oil completing an unregistered private placement financing of 6,000,000 Units at a price of $0.25 per Unit for gross proceeds of $1.5 million on February 28, 2006 and issuing an additional 600,000 Units of AMG Oil as required under a rights agreement because a registration statement was not declared effective on or before August 27, 2006. Each Unit consists of one share of common stock and one two-year share purchase warrant exercisable at a price of $0.50 per share, subject to accelerated expiry provisions should our shares trade at or above $1.00 for 20 consecutive days and certain other conditions are met. Net proceeds of this financing will be used for working capital and to enhance our ability to acquire a suitable interest in a resource based asset.

  We did not have any investing activities for the 2007 or 2006 fiscal years.

  We propose to raise additional financing through the sale of equity securities during the next fiscal year, although there can be no assurance that such funding will be available. In the event that future equity financing cannot be raised or negotiations for joint venture funding are not successful, our activities may be curtailed and this may adversely affect our ability to carry out any acquisitions of suitable oil and gas operations or any other business opportunity.

  We believe our existing cash balances are sufficient to carry out our normal operations for the next twelve months and additional cash will likely be required for the acquisition of suitable oil and gas interests or any other business opportunity during this period. To the extent that we require additional funds to support our operations or the expansion of our business, we may sell additional equity or issue debt. Any sale of additional equity securities will result in dilution to our stockholders. There can be no assurance that additional financing, if required, will be available to AMG Oil on acceptable terms or at all.

  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

  Market Information

  Shares of our common stock are quoted on the OTC Bulletin Board under the symbol AMGO. The following table indicates the high and low bid prices of our common stock during the periods indicated:

QUARTER ENDED	HIGH BID	LOW BID
December 31, 2007	$0.50	$0.27
September 30, 2007	$0.65	$0.33
June 30, 2007	$0.90	$0.60
March 31, 2007	$0.80	$0.45
December 31, 2006	$0.75	$0.32
September 30, 2006	$1.00	$0.40
June 30, 2006	$1.33	$0.40
March 31, 2006	$1.41	$0.31
December 31, 2005	$0.50	$0.125

  The source of the high and low bid information is a combination of previous EDGAR filings, Yahoo Finance and Bloomberg. The market quotations provided reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

  Penny Stock

  Our common stock is considered “penny stocks” under the rules of the SEC under the 1934 Act. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

  Holders of Common Shares

  As at March 14, 2008 , we had ninety-four registered holders of our common stock.

  Dividends

  There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

    we would not be able to pay our debts as they become due in the usual course of business; or

    our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

  We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

  Equity Compensation Plan Information

  The table set forth below presents information relating to our equity compensation plans as of September 30, 2007:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding column (a))
Equity Compensation Plans Approved by Security Holders	0	0	0
Equity Compensation Plans Not Approved by Security Holders	396,000	$0.25	2,604,000

  Our Stock Option Plan, adopted in the 2000 fiscal year, allows us to issue options to directors, officers, employees and consultants. A total of 3,000,000 shares are reserved for issuance under our Stock Option Plan. Any options issued under our Stock Option Plan expire on the earlier of 10 years from the establishment of the Stock Option Plan and the expiry date assigned to the individual option grant. Our Stock Option Plan prescribes that it shall be administered by our compensation committee, or such other committee of the board of directors established for that purpose.

  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

  Our current executive officers and directors are:

Name and Municipality of Residence	Position	Age	Director Since
Michael Hart(1) Roberts Creek, British Columbia	Director, Chief Executive Officer, President, Secretary and Treasurer	55	December 13, 1999
John Campbell(1) West Vancouver, British Columbia	Director	74	March 21, 2006
Dan Brown(1) Langley, British Columbia	Director	34	April 14, 2005
Garth Johnson Surrey, British Columbia	Chief Financial Officer	34	N/A

  (1) Member of our Audit Committee.

  Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years:

  Mr. Michael Hart has been a Director of the Company since December 13, 1999. From April 1999 until present Mr. Hart has held the position of President of Hart-Byrne Enterprises Ltd. Hart-Byrne Enterprises Ltd. is a private company formed by Mr. Hart and other investors, which is developing specialized products for the music industry. Mr. Hart is also President of On The Wing Productions Inc., a private company, which is also developing products for the music industry. Mr. Hart currently is also a Director of Trans-Orient, the Company’s former controlling shareholder until November 29, 2005. Mr. Hart is also the Corporate Secretary and a Director of Entourage Mining Ltd.

  Mr. John Campbell became a Director of the Company on March 21, 2006 when he replaced Mr. Doug Lynes, who resigned on March 21, 2006. Mr. Campbell is a retired member of the Law Society of British Columbia and for the past 18 years has served as President of mining explorer, Trans America Industries Ltd.

  Mr. Dan Brown became a Director of the Company on April 14, 2005 when he replaced Mr. Arthur Evans, who passed away on March 31, 2005. Mr. Brown has worked for DLJ for six years, providing administrative and accounting support services to public and private corporations. Mr. Brown is also a Director of TAG Oil Ltd.

  Mr. Garth Johnson became the Chief Financial Officer of the Company on February 1, 2006 when he replaced Mr. Michael Hart, who resigned as Chief Financial Officer of the Company on February 1, 2006. Mr. Johnson is a Certified General Accountant with ten years experience in finance, accounting and regulatory reporting for public companies. Mr. Johnson is also the President, Chief Executive Officer, Chief Financial Officer, Secretary and a Director of TAG Oil Ltd., as well as the President, Chief Executive Officer and a Director of Trans-Orient.

  Mr. Brown and Mr. Hart have committed in writing to Mr. Robert Pollock, the control person of the Company that they will resign from their positions with the Company upon the request of Mr. Pollock. It is expected that Mr. Pollock will seek to replace those board members with his own nominees.

  Term of Office

  Our directors are elected to hold office until the next annual meeting of our shareholders and until their respective successors have been elected and qualified. Our executive officers are appointed by our board of directors to hold office until their successors are appointed.

  Code of Ethics

  The Company has adopted a corporate code of ethics that applies to the Company’s Chief Executive Officer and Chief Financial Officer. A copy of the code of ethics was filed as an exhibit to the Company’s Form 10-KSB filed for the Company’s 2003 fiscal year and is incorporated into this document by reference. The Company believes that the code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

  Audit Committee and Charter

  The Company has an audit committee and audit committee charter. A copy of the Company’s audit committee charter was filed as an exhibit to the Company’s Form 10-KSB filed for the Company’s 2003 fiscal year and is incorporated into this document by reference. The function of the audit committee is to meet with and review the results of the audit of the financial statements performed by the independent public accountants and to recommend the selection of independent public accountants. The current audit committee is comprised of all three (3) of the Company’s current directors, which are Michael Hart, Dan Brown and John Campbell.

  The Board of the Company has determined that John Campbell meets the SEC’s definition of an “audit committee financial expert”, as defined in Item 401(e)(2) of Regulation S-B. The Board has also determined that Mr. Campbell meets the definition of an “independent director”, as defined in Rule 121A of the American Stock Exchange Company Guide.

  Disclosure Committee and Charter

  The Company has a disclosure committee and disclosure committee charter. The disclosure committee is comprised of all of the Company’s officers and directors. The purpose of the committee is to provide assistance to the Chief Executive Officer and the Chief Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about the Company, and the accuracy, completeness and timeliness of the Company’s financial reports. A copy of the disclosure committee charter was filed as an exhibit to the Form 10-KSB filed for the Company’s 2003 fiscal year end is incorporated into this document by reference.

  Family Relationships

  There are no family relationships among our directors or officers.

  Involvement in Certain Legal Proceedings

  Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

  1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

  3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

  4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

  EXECUTIVE COMPENSATION

  Executive Compensation

  Our officers do not receive any cash or non-cash compensation for their services and there are currently no plans to implement any such compensation. The following table shows, in tabular format, that no compensation was paid to our executive officers during our last two fiscal years:

  Summary Compensation Table

Name and Principal Position	Year ended September 30,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Non Qualified Deferred Compen- sation Earnings ($)	All Other Compensation ($)	Total ($)
Michael Hart CEO, President, Secretary & Treasurer	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2006	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Garth Johnson CFO	2007	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2006	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

  Outstanding Equity Awards

  There were no outstanding equity awards for our executive officers at the end of our fiscal year ended September 30, 2007, as set forth in the table below:

	Option Awards					Stock Awards
Name	Number of Securities Under- lying Unexercised Options (#) Exerciseable	Number of Securities Underlying Unexer- cised Options (#) Unexer- ciseable	Equity Inventive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Marked Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Marked or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael Hart	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Garth Johnson	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

  There were no equity awards grants during the 2007, 2006 or 2005 fiscal years except for options for 396,000 shares of common stock that were granted to Jones, Gable & Company Limited in February 2006 as a commission for arranging our financing.

  During the 2000 fiscal year, we established a Stock Option Plan for directors, officers, employees and consultants who provide services to us. 3,000,000 shares of common stock are reserved for issuance under our Stock Option Plan. Any options issued under the Stock Option Plan will expire on the earlier of 10 years from the establishment of the Stock Option Plan or the expiry date assigned to the individual option grant. As of September 30, 2007, 396,000 options have been granted under the Plan but had not been exercised during the 2007 fiscal year. All of these options have vested and will expire on February 28, 2009.

  Compensation of Directors

  Our directors do not receive any cash or non-cash compensation for their services and there are currently no plans to implement any such compensation. However, Mr. Brown, one of our directors, was paid indirectly by us through DLJ with respect to time spent directly on AMG Oil. The following table shows, in tabular format, compensation paid to our directors during our last fiscal year:

  Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Non Qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)
Michael Hart	Nil	Nil	Nil	Nil	Nil	Nil	Nil
John Campbell	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Dan Brown (1)	Nil	Nil	Nil	Nil	Nil	9,421	9,421

(1)	Mr. Brown was paid indirectly by us through DLJ for time spent directly on AMG Oil. DLJ invoices us on a cost recovery basis.

  RELATED PARTY TRANSACTIONS

  Except as described below, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party during the past two years, or in any proposed transaction to which the Company proposes to be a party:

    any director or officer;

    any proposed nominee for election as a director;

    any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or

    any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary.

  Directors

  Mr. Michael Hart, Mr. John Campbell and Mr. Dan Brown, who are the three directors of AMG Oil, participated in the private placement financing completed on February 28, 2006, acquiring a total of 120,000 Units at a price of $0.25 per Unit. Each Unit consists of one share of common stock and one share purchase warrant. Each warrant entitles the holder thereof to acquire an additional share of common stock at a price of $0.50 for a period of 24 months subject to an accelerated expiry provision whereby the warrants will expire 30 days after a registration statement has been declared effective by the SEC and our shares have traded at or above $1.00 for 20 consecutive days. Each Unit also includes a right to receive an additional 0.10 of one Unit, which was granted because a registration statement was not declared effective by the SEC on or before August 27, 2006.

  DLJ

  During the three months ended December 31, 2007, we incurred $17,948 (December 31, 2006: $12,178) of mainly general and administrative costs through DLJ Management Corp., (“DLJ”), a wholly owned subsidiary of Trans-Orient Petroleum Ltd. (“Trans-Orient”). The amount represents costs incurred by DLJ on our behalf. At December 31, 2007, we owe DLJ $7,783 (December 31, 2006: $4,907). Trans-Orient is related to us through a common director and DLJ employs a director of the Company.

  During the three months ended December 31, 2007 two directors were paid $5,866 (2006: $2,740) of which $4,866 was paid indirectly through DLJ for time spent on our business.

  During the 2007 fiscal year we incurred $46,304 (2006 fiscal year: $12,255) of mainly general and administrative costs through DLJ. DLJ is a wholly owned subsidiary of Trans-Orient. Trans-Orient was the controlling shareholder of the Company from March 4, 2003 to November 29, 2005 and is related to the Company through a common director, Michael Hart. In addition, as indicated above in Item 10, Mr. Brown was paid $9,421 indirectly by us through DLJ in fiscal 2007 for time spent directly on AMG Oil.

  Amounts incurred and paid to DLJ represent costs incurred by DLJ on our behalf for administrative and accounting services. Payments made to DLJ were on a cost recovery basis with no mark-up, based on time spent by the employees of DLJ providing accounting and administrative services for us. We believe that we would have had to pay more for these services if we had sought such services from unaffiliated third-parties. At September 30, 2007 we owe DLJ $2,535 (September 30, 2006: $2,838).

  SECURITY OWNERSHIP

  As of March 14, 2008 , we had an authorized share capital of 100,000,000 shares of Common Stock with a par value of $0.00001 per share, of which 23,200,000 shares were issued and outstanding.

  The following table sets forth, as of March 14, 2008 , the beneficial shareholdings of persons or entities holding five per cent (5%) or more of our common stock, each director individually, each named executive officer individually, and all of our directors and officers as a group. Each person has sole voting and investment power with respect to the shares of Common Stock shown, and all ownership is of record and beneficial.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature Beneficial Owner	of Percent of Class (1)
Directors and Officers
Common Stock	Michael Hart (2) Roberts Creek, British Columbia	11,000 shares	0.0%
Common Stock	John Campbell (3) West Vancouver, British Columbia	158,840 shares	0.7%
Common Stock	Dan Brown (4) Langley, British Columbia	22,000 shares	0.1%
Common Stock	Garth Johnson Surrey, British Columbia	Nil	0%
Directors and Officers as a Group
Common Stock	(As above)	191,840	0.8%
Greater than 5% Shareholder
Common Stock	Robert Pollock, Toronto, Ontario	8,600,000 shares	37.1%

(1)	Based on 23,200,000 shares of our common stock issued and outstanding as of March 14, 2008 .

(2)	Mr. Hart’s beneficial ownership of 11,000 shares includes 11,000 share purchase warrants that can be exercised within the next sixty days at an exercise price of $0.50 per share.

(3)	Mr. Campbell’s beneficial ownership of 158,840 shares includes 55,000 share purchase warrants that can be exercised within the next sixty days at an exercise price of $0.50 per share.

(4)	Mr. Brown’s beneficial ownership of 22,000 shares includes 22,000 share purchase warrants that can be exercised within the next sixty days at an exercise price of $0.50 per share.

  Changes in Control

  To the knowledge of management there are no present arrangements or pledges of our securities that may result in a change of control of AMG Oil, other than the change of control that completed on November 29, 2005.

  As at March 14, 2008 , Robert Pollock owns 8,600,000, or approximately 37.1%, of the issued and outstanding shares of common stock and thereby effectively controls AMG Oil. Robert Pollock is a Toronto, Ontario businessman.

  DESCRIPTION OF CAPITAL STOCK

  Authorized Capital

  Our securities consist of common stock with a par value of $0.00001 per share. The Registrant's authorized capital is 100,000,000 common shares of which 23,200,000 common shares are issued and outstanding as of March 14, 2008 .

  Common Stock

  Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or as provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing five-percent (5%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

  The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

  The holders of shares of our common stock will be entitled to receive pro rata all of our assets available for distribution to such holders.

  In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

  STOCKHOLDER PROPOSALS

  Stockholders of AMG Oil may submit proposals to be considered for stockholder action at the special meeting of stockholders if they do so in accordance with applicable regulations of the SEC and the laws of the State of Nevada. In order to be considered for inclusion in the proxy statement for the meeting, the Secretary must receive proposals no later than < >, 2008. Stockholder proposals should be addressed to the Secretary, at 2800 – 600 17th Street, CO, U.S.A.

  EXPERTS

  The financial statements for AMG Oil as at and for the years ended September 30, 2007 and 2006, included in this proxy statement/prospectus have been audited by Smythe Ratcliffe LLP and Telford Sadovnick, P.L.L.C. respectively, independent registered public accounting firms, as set forth in their report, and are included herein in reliance upon such report and upon the authority of said firm as experts in auditing and accounting.

  LEGAL MATTERS

  The validity of the issuance of common stock offered hereby will be passed upon for AMG Oil by Lang Michener LLP, of Vancouver, British Columbia, Canada. Material income tax consequences of the Continuance will be passed upon for AMG Oil in Canada by Lang Michener LLP, and in the United States by Moran & Ozbirn, P.C. of Dallas, Texas, U.S.A.

  AVAILABLE INFORMATION

  AMG Oil has been and is currently subject to the informational requirements of the Exchange Act. In accordance with those requirements, we file, and after the conversion will file reports and other information with the SEC. Such reports and other information can be inspected and copied at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549. Copies of such material may also be obtained at prescribed rates by writing to the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549 upon payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for more information on the operation of its public reference rooms. The SEC also maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. This Web Site can be accessed at http://www.sec.gov. Our reports, registration statements, proxy and information statements and other information that we file electronically with the SEC are available on this site. This proxy statement/prospectus does not contain all the information set forth in that registration statement and the related exhibits. Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other document filed with the SEC or included as an exhibit, or otherwise, each such contract or document being qualified by and subject to such reference in all respects. The Registration Statement and any subsequent amendments, including exhibits filed as a part of the Registration Statement, are available for inspection and copying as set forth above.

  CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

  Information included or incorporated by reference in this proxy statement/prospectus may include “forward-looking statements”. This information may involve known and unknown risks, uncertainties and other factors which could cause actual results, financial performance, operating performance or achievements expressed or implied by such forward-looking statements not to occur or be realized. Such forward-looking statements generally are based upon our best estimates of future results, performance or achievement and based upon current conditions and the most recent results of operations. Forward-looking statements may be identified by the use of forward-looking terminology such as “believes,” “could,” “possibly,” “probably,” “anticipates,” “estimates,” “projects,” “expects,” “may,” “will,” or “should” or the negative thereof or other variations thereon or comparable terminology. This proxy statement/prospectus contains forward-looking statements, including statements regarding, among other things, our projected sales and profitability, our growth strategies, anticipated trends in our industry and our future plans. These statements may be found under “Business”, as well as in this proxy statement/prospectus generally. Our actual results or events may differ materially from the results discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and elsewhere in this proxy statement/ prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, we do not assume responsibility for the accuracy or completeness of the forward-looking statements after the date of this prospectus.

  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

  On September 26, 2007, Telford Sadovnick, P.L.L.C. (“Telford”), voluntarily resigned as principal independent registered public accounting firm of the Company. The Company has engaged Smythe Ratcliffe LLP, Chartered Accountants (“Smythe”), as its principal independent registered public accounting firm effective October 3, 2007.

  The decision to engage Smythe as its principal independent registered public accounting firm has been approved by the Company’s board of directors.

  During the period of Telford’s engagement as the Company's principal independent registered public accounting firm from January 25, 1999 to September 26, 2007, there were no disagreements with Telford on any matter of accounting principles or practices, financial statement disclosure or review scope or procedures. Telford prepared: (a) a report dated December 12, 2005 on the balance sheets of the Company as at September 30, 2005 and 2004, and the related statements of operations, changes in stockholders’ equity and cash flows for each of the three years in the period ended September 30, 2005, and the statements of operations cash flows for the period from inception on February 20, 1997 to September 30, 2005; and (b) a report dated November 17, 2006 on the balance sheets of the Company as at September 30, 2006 and 2005, and the related statements of operations, statement of stockholders’ equity and cash flows for each of the three years in the period ended September 30, 2006, and the statements of operations and cash flows for the period from inception on February 20, 1997 to September 30, 2006. Such reports did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles, other than to state that there is substantial doubt as to the ability of the Company to continue as a going concern. Telford has not advised the Company of any reportable event or default listed in paragraph (iv) of Regulation S-B Item 304(a)(1).

  The Company has provided Telford with a copy of the foregoing disclosures and has requested in writing that Telford furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Company has received the requested letter from Telford wherein they have confirmed their agreement to the Company’s disclosures. A copy of Telford’s letter has been filed as an exhibit to our current report on Form 8-K/A filed with the SEC on November 15, 2007.

  FINANCIAL STATEMENTS

  The following financial statements of AMG Oil listed below are included with this prospectus/ proxy statement. These financial statements have been prepared on the basis of the US GAAP and are expressed in U.S. dollars.

  Unaudited Financial Statements for the Three Months Ended December 31, 2007:

  Page

Interim Balance Sheets as of December 31, 2007, December 31, 2006 and September 30, 2007	F-1

Interim Statements of Operations for the three months ended December 31, 2007 and 2006 and for the period from inception (February 20, 1997) to December 31, 2007	F-2

Interim Statements of Changes in Stockholders’ Equity for the three months ended December 31, 2007	F-3

Interim Statements of Cash Flows for the three months ended December 31, 2007 and 2006 and for the period from inception (February 20, 1997) to December 31, 2007	F-4

Notes to the Interim Financial Statements	F-5

  Audited Financial Statements for the Year Ended September 30, 2007:

  Page

Independent Auditors’ Report (Smythe Ratcliffe LLP)	F-7

Independent Auditors’ Report (Telford Sadovnick, P.L.L.C.)	F-8

Balance Sheets as at September 30, 2007 and 2006	F-9

Statements of Operations for the years ended September 30, 2007, 2006 and 2005 and for the period from inception (February 20, 1997) to September 30, 2007	F-10

Statements of Changes in Stockholders’ Equity for the period from inception (February 20, 1997) to September 30, 2007	F-11

Statements of Cash Flows for the years ended September 30, 2007, 2006 and 2005 and for the period from inception (February 20, 1997) to September 30, 2007	F-12

Notes to the Financial Statements	F-13

AMG OIL LTD.
(An Exploration Stage Enterprise)
Interim Balance Sheets
(Expressed in United States Dollars)

	December 31,	December 31,	September 30,
	2007	2006	2007
	(Unaudited)	(Unaudited)	(Audited)
Assets

Current

Cash and cash equivalents	$1,300,558	$1,345,501	$1,318,132
Prepaid expenses	-	-	150

Total Current Assets and Total Assets	$1,300,558	$1,345,501	$1,318,282

Current Liabilities

Accounts payable and accrued liabilities	$8,000	$8,000	$8,155
Due to related parties (Note 4)	7,783	4,907	2,535

Total Current Liabilities and Total Liabilities	15,783	12,907	10,690

Commitments and Contingencies (Note 1)	-	-	-

Stockholders’ Equity
Common voting stock (Note 3) $0.00001 par value
100,000,000 shares authorized
Issued and outstanding at September 30, and
December 31:
2007: 23,200,000 shares
2006: 23,200,000 shares	232	232	232
Additional paid-in capital	4,194,600	4,194,600	4,194,600
Deficit accumulated during the exploration stage	(2,910,057)	(2,862,238)	(2,887,240)

Total Stockholders’ Equity	1,284,775	1,332,594	1,307,592

Total Liabilities and Stockholders’ Equity	$1,300,558	$1,345,501	$1,318,282

  See accompanying notes to the interim financial statements

AMG OIL LTD.
(An Exploration Stage Enterprise)
Interim Statements of Operations
(Unaudited)
(Expressed in United States Dollars)

			Cumulative
			from Inception
	Three Months	Three Months	on February 20,
	Ended	Ended	1997 to
	December 31,	December 31,	December 31,
	2007	2006	2007

Expenses

General and administrative	$38,124	$16,455	$1,012,405
Loss on sale of investments	-	-	17,820
Write-down of investments	-	-	234,780
Write-off of loan receivable	-	-	30,000

Total expenses	(38,124)	(16,455)	(1,295,005)

Other Income
Interest	15,307	16,127	172,358

Net loss from continuing operations	(22,817)	(328)	(1,122,647)

Net loss from discontinued operations	-	-	(1,787,410)

Net loss	$(22,817)	$(328)	$(2,910,057)

Basic loss per share:
From continuing operations	$(0.00)	$(0.00)
From discontinued operations	(0.00)	(0.00)
	$(0.00)	$(0.00)

Weighted average number of
common shares outstanding	23,200,000	23,200,000

  See accompanying notes to the interim financial statements

AMG OIL LTD.
(An Exploration Stage Enterprise)
Interim Statements of Changes in Stockholders’ Equity
(Unaudited)
(Expressed in United States Dollars)

For the Three Months Ended December 31, 2007

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Exploration	Stockholders’
	Shares	Amount	Capital	Stage	Equity

Balance at September 30, 2007	23,200,000	$232	$4,194,600	$(2,887,240)	$1,307,592

Net loss during the period	-	-	-	(22,817)	(22,817)

Balance at December 31, 2007	23,200,000	$232	$4,194,600	$(2,910,057)	$1,284,775

  See accompanying notes to the interim financial statements

AMG OIL LTD.
(An Exploration Stage Enterprise)
Interim Statements of Cash Flows
(Unaudited)
(Expressed in United States Dollars)

			Cumulative
	Three Months	Three Months	from Inception
	Ended	Ended	on February 20,
	December 31,	December 31,	1997 to
	2007	2006	December 31, 2007
Cash provided by (used in):
Operating Activities
Net loss from continuing operations	$(22,817)	$(328)	$(1,122,647)
Adjustments to reconcile net loss to
cash used in operating activities:
Depreciation	-	-	5,889
Net compensation expense from stock
options	-	-	184,875
Loss on sale of investments	-	-	17,820
Write-down of investments	-	-	234,780
Write-off of loan receivable	-	-	30,000
Changes in non-cash working capital:
Accounts payable and accrued liabilities	(155)	(4,522)	8,000
Due to related parties	5,248	2,069	(14,451)
Prepaid expenses	150	-	-
Net cash used in continuing operations	(17,574)	(2,781)	(655,734)
Net cash used in discontinued operations	-	-	60,405
Net cash used in operating activities	(17,574)	(2,781)	(595,329)
Financing Activities
Common shares issued for cash	-	-	4,039,957
Common shares re-purchased with cash	-	-	(30,000)
Net cash provided by financing activities	-	-	4,009,957
Investing Activities
Loan receivable	-	-	(30,000)
Purchase of investments	-	-	(324,856)
Proceeds from sale of investments	-	-	82,256
Oil and gas exploration expenditures	-	-	(1,835,581)
Purchase of property and equipment	-	-	(5,889)
Net cash used in investing activities	-	-	(2,114,070)
Net increase (decrease) in cash
during the period	(17,574)	(2,781)	1,300,558
Cash position - Beginning of period	1,318,132	1,348,282	-
Cash position – End of period	$1,300,558	$1,345,501	$1,300,558
Supplemental disclosure of net-cash for
discontinued operations:
Net loss from discontinued operations	$-	$-	$(1,787,410)
Gain on forgiveness of debt	-	-	22,234
Write-off of oil and gas interest	-	-	1,832,520
Gain on sale of oil and gas interest	-	-	(6,939)
Net cash used in discontinued items	-	-	60,405
Supplemental disclosure of non-cash
investing activities:
Purchase of investments	$-	$-	$(10,000)

  See accompanying notes to the interim financial statements

AMG OIL LTD.
(An Exploration Stage Enterprise)
Notes to the Interim Financial Statements
(unaudited – Prepared by Management)

For the Three Months Ended December 31, 2007 and 2006

  NOTE 1 - NATURE OF OPERATIONS AND CONTINGENCIES

  The plan of operations for the Company is to acquire a business either through purchase, merger, consolidation, application or other means, so that the Company would cease being a shell company. Initially, management of the Company anticipates concentrating its efforts on locating and acquiring a business, properties, or other assets, or combination thereof, in the oil and gas industry, although management may cause us to attempt to acquire a business in another area. However, there can be no assurance that the Company will be able to find a suitable business to acquire, successfully negotiate the terms of any acquisition, or have the assets to complete any transaction.

  These financial statements have been prepared in accordance with generally accepted accounting principles in the United States on a going concern basis, which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business. They do not include any adjustments to the recoverability and classification of recorded assets amounts and liabilities that might be necessary should the Company be unable to continue as a going concern. The Company has no revenue producing operations and has incurred recurring operating losses and an accumulated deficit of $2,910,057 at December 31, 2007. These factors, among others, raise substantial doubt about the Company’s ability to be able to continue as a going concern. The future of the Company and the realization of its asset values will depend upon the Company’s ability to obtain adequate financing and continuing support from stockholders and creditors to attain profitable operations. The Company has no significant commitments or contractual obligations with any parties respecting executive compensation, consulting arrangements or other matters, except as disclosed.

  The Company is an exploration stage enterprise and is required to identify that these financial statements are those of an exploration stage enterprise in accordance with paragraph 12 of Statement of Financial Accounting Standards No. 7 and is focusing on acquiring suitable resource-based assets.

  NOTE 2 - ACCOUNTING PRINCIPLES AND USE OF ESTIMATES

  The accompanying unaudited interim financial statements of AMG Oil Ltd. have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-QSB as prescribed by the Securities and Exchange Commission. This form 10-QSB should be read in conjunction with the Company’s September 30, 2007 Form 10-KSB. All material adjustments which, in the opinion of management, are necessary for a fair presentation of the results for the interim periods have been reflected. The results of the three months ended December 31, 2007 are not necessarily indicative of the results to be expected for the full year.

  NOTE 3 - COMMON STOCK

  Authorized and Issued Share Capital

  The authorized share capital of the Company is 100,000,000 shares of common stock with a par value of $0.00001 per share.

	Number	Stated
Issued and fully paid:	of Shares	Value
Balance at September 30, 2007 and December 31,	23,200,000	$4,194,832

  Share Purchase Warrants

  Stock Options

  At December 31, 2007, the following stock options are outstanding:

Number	Price	Expiry
Of Shares	per Share	Date
396,000	$0.25	February 28, 2008

  At December 31, 2007, the following share purchase warrants are outstanding:

Number	Price	Expiry
Of Shares	per Share	Date
6,600,000	$0.50	February 28, 2008

  NOTE 4 – RELATED PARTY TRANSACTIONS

  During the three months ended December 31, 2007, the Company incurred $17,948 (December 31, 2006: $12,178) of mainly general and administrative costs through DLJ Management Corp., (“DLJ”), a wholly owned subsidiary of Trans-Orient Petroleum Ltd. (“Trans-Orient”). The amount represents costs incurred by DLJ on behalf of the Company. At December 31, 2007 the Company owes DLJ $7,783 (December 31, 2006: $4,907). Trans-Orient is related to the Company through a common director and DLJ Management Corp., employs a director of the Company.

  During the three months ended December 31, 2007 two Directors were paid $5,866 (2006: $2,740) of which $4,866 was paid indirectly through DLJ for time spent on the Company.

  NOTE 5 – LOSS PER SHARE

  Loss per share is calculated using the weighted-average number of commons shares outstanding during the period. Diluted loss per share is not presented, as it is anti-dilutive.

  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  To the Directors and Stockholders of AMG Oil Ltd. (An Exploration Stage Enterprise)

  We have audited the balance sheet of AMG Oil Ltd. (An Exploration Stage Enterprise) as at September 30, 2007 and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended and the cumulative totals for the development stage of operations and cash flows for the period from inception on February 20, 1997 to September 30, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Company from inception on February 20, 1997 through September 30, 2006 were audited by other auditors whose report dated November 17, 2006 expressed an unqualified opinion on those statements. Our opinion insofar as it relates to the cumulative totals for development stage operations from inception on February 20, 1997 through September 30, 2006, is based solely on the report of the other auditors.

  We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of the other auditors provide a reasonable basis for our opinion.

  In our opinion, based on our audit and the report of the other auditors, these financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2007 and the results of its operations and its cash flows for the year then ended and the cumulative totals for the exploration stage of operations from inception on February 20, 1997 through September 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

  The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is an exploration stage enterprise and has yet to establish any revenues from business operations. As a result, there is substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might result from the outcome of this uncertainty.

“Smythe Ratcliffe LLP” (signed)

Chartered Accountants
Vancouver, Canada
December 4, 2007

  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  To the Board of Directors and Stockholders of AMG Oil Ltd. (An Exploration Stage Company)

  We have audited the accompanying balance sheet of AMG Oil Ltd. (An Exploration Stage Company) (the “Company”) as at September 30, 2006, the related statement of operations, statement in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AMG Oil Ltd. (An Exploration Stage Company) as at September 30, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

  The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company is an exploration stage enterprise and has yet to establish any revenues from business operations. As a result, there is substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might result from the outcome this uncertainty.

/s/ Telford Sadovnick, P.L.L.C.

TELFORD SADOVNICK, P.L.L.C
CERTIFIED PUBLIC ACCOUNTANTS

Bellingham, Washington
November 17, 2006

AMG OIL LTD.
(An Exploration Stage Enterprise)
Balance Sheets
(Expressed in United States Dollars)
As at September 30,	2007	2006

Assets
Current

Cash and cash equivalents	$1,318,132	$1,348,282
Prepaid expenses	150	-

Total Current Assets and Total Assets	$1,318,282	$1,348,282

Current Liabilities

Accounts payable and accrued liabilities	$8,155	$12,522
Due to related parties (Note 3)	2,535	2,838

Total Current Liabilities and Total Liabilities	10,690	15,360

Commitments and Contingencies (Note 4 and 7)

Stockholders’ Equity

Common voting stock (Note 5), $0.00001 par value
100,000,000 shares authorized
Issued and outstanding at September 30,
2007: 23,200,000 shares
2006: 23,200,000 shares	232	232
Additional paid-in capital	4,194,600	4,194,600
Deficit accumulated during the exploration stage	(2,887,240)	(2,861,910)

Total Stockholders’ Equity	1,307,592	1,332,922

Total Liabilities and Stockholders’ Equity	$1,318,282	$1,348,282

  See accompanying notes to the financial statements

AMG OIL LTD.
(An Exploration Stage Enterprise)
Statements of Operations
(Expressed in United States Dollars)

				Cumulative
				from Inception
				on February 20,
	Year Ended	Year Ended	Year Ended	1997 to
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2005	2007

Expenses
General and administrative	$90,640	$68,046	$17,448	$974,281
Loss on sale of investments	-	-	1,685	17,820
Write-down of investments	-	-	-	234,780
Write-off of loan receivable	-	-	-	30,000

Total expenses	(90,640)	(68,046)	(19,133)	(1,256,881)

Other Income
Interest	65,310	31,873	360	157,051

Net loss from continuing operations	(25,330)	(36,173)	(18,773)	(1,099,830)

Net loss from discontinued operations	-	-	-	(1,787,410)

Net loss	$(25,330)	$(36,173)	$(18,773)	$(2,887,240)

Basic loss per share:
From continuing operations	$(0.00)	$(0.00)	$(0.00)	$(0.05)
From discontinued operations	(0.00)	(0.00)	(0.00)	(0.08)
	$(0.00)	$(0.00)	$(0.00)	$(0.13)

Weighted average number of
common shares outstanding	23,200,000	20,172,055	16,600,000

  See accompanying notes to the financial statements

AMG OIL LTD.
(An Exploration Stage Enterprise)
Statements of Changes in Stockholders’ Equity
(Expressed in United States Dollars)

From Inception on February 20, 1997 to September 30, 2007
				Deficit Accumulated
			Additional	during the	Total
	Common Stock		Paid-in	Exploration	Stockholders’
	Shares	Amount	Capital	Stage	Equity
Balance at February 20, 1997	-	$-	$-	$-	$-
April 2, 1997	2,000,000	20	100,980	-	101,000
August 11, 1997	3,000,000	30	29,970	-	30,000
September 29, 1997	4,000,000	40	199,960	-	200,000
Net loss for the period	-	-	-	(21,888)	(21,888)
Balance at September 30, 1997	9,000,000	90	330,910	(21,888)	309,112
December 31, 1997	2,000,000	20	99,980	-	100,000
July 2, 1998	1,500,000	15	374,985	-	375,000
August 14, 1998	500,000	5	124,995	-	125,000
Net loss for the year	-	-	-	(144,368)	(144,368)
Balance at September 30, 1998	13,000,000	130	930,870	(166,256)	764,744
March 17, 1999	1,200,000	12	599,988	-	600,000
Net loss for the year	-	-	-	(97,165)	(97,165)
Balance at September 30, 1999	14,200,000	142	1,530,858	(263,421)	1,267,579
April 10, 2000	5,000,000	50	249,950	-	250,000
August 25, 2000	400,000	4	899,996	-	900,000
Net compensation expense
from stock options	-	-	42,255	-	42,255
Net loss for the year	-	-	-	(1,106,470)	(1,106,470)
Balance at September 30, 2000	19,600,000	196	2,723,059	(1,369,891)	1,353,364
Net compensation expense
from stock options	-	-	94,315	-	94,315
Net loss for the year	-	-	-	(893,774)	(893,774)
Balance at September 30, 2001	19,600,000	196	2,817,374	(2,263,665)	553,905
Net compensation expense
from stock options	-	-	38,697	-	38,697
Net loss for the year	-	-	-	(137,397)	(137,397)
Balance at September 30, 2002	19,600,000	196	2,856,071	(2,401,062)	455,205
Re-purchase of shares for cash	(3,000,000)	(30)	(29,970)	-	(30,000)
Net compensation expense
from stock options	-	-	9,608	-	9,608
Net loss for the year	-	-	-	(341,813)	(341,813)
Balance at September 30, 2003	16,600,000	166	2,835,709	(2,742,875)	93,000
Net loss for the year	-	-	-	(64,089)	(64,089)
Balance at September 30, 2004	16,600,000	166	2,835,709	(2,806,964)	28,911
Net loss for the year	-	-	-	(18,773)	(18,773)
Balance at September 30, 2005	16,600,000	166	2,835,709	(2,825,737)	10,138
February 27, 2006	6,000,000	60	1,358,897	-	1,358,957
August 30, 2006	600,000	6	(6)	-	-
Net loss for the year	-	-	-	(36,173)	(36,173)
Balance at September 30, 2006	23,200,000	232	4,194,600	(2,861,910)	1,332,922
Net loss for the year	-	-	-	(25,330)	(25,330)
Balance at September 30, 2007	23,200,000	$232	$4,194,600	$(2,887,240)	$1,307,592

  See accompanying notes to the financial statements

AMG OIL LTD.
(An Exploration Stage Enterprise)
Statements of Cash Flows
(Expressed in United States Dollars)
				Cumulative
				from Inception
	Year Ended	Year Ended	Year Ended	on February 20,
	September 30,	September 30,	September 30,	1997 to
	2007	2006	2005	September 30, 2007
Cash provided by (used in):
Operating Activities
Net loss from continuing operations	$(25,330)	$(36,173)	$(18,773)	$(1,099,830)
Adjustments to reconcile net loss to
cash used in operating activities:
Depreciation	-	1,234	415	5,889
Net compensation expense from stock
options	-	-	-	184,875
Loss on sale of investments	-	-	1,685	17,820
Write-down of investments	-	-	-	234,780
Write-off of loan receivable	-	-	-	30,000
Changes in non-cash working capital:
Accounts payable and accrued liabilities	(4,367)	6,900	622	8,155
Due to related parties	(303)	2,838	(1,138)	(19,699)
Prepaid expenses	(150)	-	-	(150)
Net cash used in continuing operations	(30,150)	(25,201)	(17,189)	(638,160)
Net cash provided by discontinued operations	-	-	-	60,405
Net cash used in operating activities	(30,150)	(25,201)	(17,189)	(577,755)
Financing Activities
Common shares issued for cash	-	1,358,957	-	4,039,957
Common shares re-purchased with cash	-	-	-	(30,000)
Net cash provided by financing activities	-	1,358,957	-	4,009,957
Investing Activities
Loan receivable	-	-	-	(30,000)
Purchase of investments	-	-	-	(324,856)
Proceeds from sale of investments	-	-	9,308	82,256
Oil and gas exploration expenditures	-	-	-	(1,835,581)
Purchase of property and equipment	-	-	-	(5,889)
Net cash provided by (used in) investing activities	-	-	9,308	(2,114,070)
Net increase (decrease) in cash
during the period	(30,150)	1,333,756	(7,881)	1,318,132
Cash position - Beginning of period	1,348,282	14,526	22,407	-
Cash position - End of period	$1,318,132	$1,348,282	$14,526	$1,318,132
Supplemental disclosure of net cash from
discontinued operations:
Net loss from discontinued operations	$-	$-	$-	$(1,787,410)
Gain on forgiveness of debt	-	-	-	22,234
Write-off of oil and gas interest	-	-	-	1,832,520
Gain on sale of oil and gas interest	-	-	-	(6,939)
Net cash provided by discontinued operations	$-	$-	$-	$60,405
Supplemental disclosure of non-cash	$-
investing activities:
Purchase of investments	$-	$-	$-	$(10,000)

  See accompanying notes to the financial statements

AMG OIL LTD.
(An Exploration Stage Enterprise)
Notes to the Financial Statements
(Expressed in United States Dollars)

For the Years Ended September 30, 2007, 2006 and 2005

  NOTE 1 - NATURE OF OPERATIONS AND CONTINGENCIES

  Our plan of operations is to acquire a business either through purchase, merger, consolidation, application or other means, so that AMG Oil would cease being a shell company. Initially, our management anticipates concentrating our efforts on locating and acquiring a business, properties, or other assets, or combination thereof, in the oil and gas industry, although our management may cause us to attempt to acquire a business in another area. However, there can be no assurance that we will be able to find a suitable business to acquire, successfully negotiate the terms of any acquisition, or have the assets to complete any transaction.

  These financial statements have been prepared in accordance with generally accepted accounting principles in the United States on a going concern basis, which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business. They do not include any adjustments to the recoverability and classification of recorded assets amounts and liabilities that might be necessary should the Company be unable to continue as a going concern. The Company has no revenue producing operations and has incurred recurring operating losses and an accumulated deficit of $2,887,240 at September 30, 2007. These factors, among others, raise substantial doubt about the Company’s ability to be able to continue as a going concern. The future of the Company and the realization of its asset values will depend upon the Company’s ability to obtain adequate financing and continuing support from stockholders and creditors to attain profitable operations.

  The Company is an exploration stage enterprise and is required to identify that these financial statements are those of an exploration stage enterprise in accordance with paragraph 12 of Statement of Financial Accounting Standards No. 7 and is focusing on acquiring suitable resource-based assets.

  NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)	Accounting Principles and Use of Estimates

  The preparation of financial statements is in conformity with generally accepted accounting principles used in the United States of America, which may require management to make estimates and assumptions that would affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the fiscal period in which estimates are made. While management believes any estimates used would be reasonable, actual results may differ from those estimates. Areas requiring the use of estimates include the determination of the valuation allowance for deferred income tax assets.

b)	Financial Instruments and Financial Risk

	i)	Fair values

  The fair values of cash and cash equivalents, accounts payable and accrued liabilities and due to related parties are carried at cost, which approximate their carrying values due to their short-term maturity.

	ii)	Credit risk

  Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents. The Company limits its exposure to credit loss by placing its cash and cash equivalents with high quality financial institutions.

iii)	Currency risk

  The Company’s functional and reporting currency is the United States dollar. The Company has not entered into derivative instruments or other currency management techniques to offset the impact of foreign currency fluctuations.

c)	Cash and Cash Equivalents

  Cash and cash equivalents is comprised of cash and term investments with maturities of three months or less, deposited in a high-quality financial institution, together with accrued interest thereon. Term investments are readily convertible to known amounts of cash.

d)	Property and Equipment

Property and equipment are recorded at cost and amortized over their useful lives. Currently the Company does not have any property and equipment.

e)	Basic and Diluted Loss per Common Share

  Basic loss per common share is calculated by dividing the loss by the weighted average number of common shares outstanding during the year. Diluted loss per common share is calculated by dividing net loss by the sum of the weighted average number of common shares outstanding and the dilutive common equivalent shares outstanding during the year. Common equivalent shares consist of the shares issuable upon exercise of stock options and warrants calculated using the treasury stock method. Common equivalent shares are not included in the calculation of the weighted average number of shares outstanding for diluted loss per common share when the effect would be anti-dilutive.

f)	Income Taxes

  The Company accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. In estimating future tax consequences, all expected future events other than enactment of changes in the tax laws or rates are considered. If, based on available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized, a valuation allowance against deferred tax assets is recorded.

g)	Foreign Currency Translation

  The Company’s functional currency is the U.S dollar. All transactions in currencies other than the U.S. dollar during the year are translated at the exchange rate at the date of the transaction. Monetary assets and liabilities denominated in a foreign currency are translated at the prevailing year-end rate of exchange. Exchange gains or losses are included in the Statement of Operations in the year in which they occur.

h)	Accounting Pronouncements Recently Issued

The following accounting pronouncements have been announced since the filing of the Company’s Form 10- KSB, which was filed on December 22, 2006.

  In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. This statement permits companies to choose to measure many financial instruments and certain other items at fair value. This statement expands the use of fair value measurement and applies to companies that elect the fair value option. The fair value option established by this statement permits all entities to choose to measure eligible items at fair value at specified election dates. This statement is effective as of the beginning of fiscal years that begin after November 15, 2007. SFAS 159 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

  In September 2006, the U.S. Securities and Exchange Commission issued Staff Accounting Bulletin 108 (“SAB 108”). The interpretations in this bulletin express the staff’s views egarding the process of quantifying financial statement misstatements and are being issued to address diversity in practice in quantifying financial statement misstatements and the potential under current practice for the build up of improper amounts on the balance sheet. SAB 108 is not expected to have a material impact on the Company’s financial statements.

  In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS No. 157”). This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement does not require any new fair value measurements, however, for some entities the application of this statement will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years eginning after November 15, 2007, and interim periods within those fiscal years, although early adoption is permitted. SFAS 157 is not expected to have a material impact on the Company’s financial statements.

  In June 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”) entitled “Accounting for Uncertainty in Income Taxes” — an interpretation of SFAS No. 109. The interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. The valuation of a tax position in accordance with this interpretation is a two- step process. Under the recognition step an enterprise determines whether it is more likely than not that a tax position will be sustained upon examination based on the technical merits of the position. Under the measurement step a tax position that meets the more-likely-than-not recognition threshold is measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. FIN 48 is effective for fiscal years beginning after December 15, 2006. Earlier application of the provisions of this interpretation is encouraged if the enterprise has not yet issued financial statements, including interim financial statements, in the period this interpretation is adopted. FIN 48 is not expected to have a material impact on the Company’s financial statements.

  NOTE 3 - RELATED PARTY TRANSACTIONS

  During the 2007 fiscal year, the Company incurred $46,304 (2006: $12,255 and 2005: $5,652) of mainly general and administrative costs through DLJ Management Corp. (“DLJ”), a wholly owned subsidiary of Trans-Orient Petroleum Ltd. (“Trans-Orient”). The amount represents costs incurred by DLJ on behalf of the Company. At September 30, 2007, the Company owes DLJ $2,535 (2006: $2,838 and 2005: $Nil). Trans-Orient was the controlling shareholder of the Company from March 4, 2003 to November 29, 2005 and is related to the Company through a common director.

  During the 2007 fiscal year a Director was paid $9,421 (2006: $5,553) indirectly through DLJ for time spent on the Company.

  These transactions are measured by the exchange amount, which is the amount agreed upon by the transacting parties and are on terms and conditions similar to non-related parties.

  NOTE 4 - COMMITMENTS AND CONTINGENCIES

  The Company is not aware of any events of non-compliance in its operations with any environmental laws or regulations nor of any potentially material contingencies related to environmental issues. However, the Company cannot predict whether any new or amended environmental laws or regulations introduced in the future will have a material adverse effect on the future business of the Company. The Company has no significant commitments or contractual obligations with any parties respecting executive compensation, consulting arrangements or other matters, except as disclosed. Rental of premises is on a month-to-month basis.

  NOTE 5 - COMMON VOTING STOCK

  Authorized and Issued Capital Stock

  The authorized share capital of the Company is 100,000,000 shares of common stock with a par value of $0.00001 per share.

	Number	Stated
Issued and fully paid:	of Shares	Value
Balance at September 30, 2005	16,600,000	$2,835,875
Private placement, net of issue costs	6,000,000	1,358,957
Shares issued, rights	600,000	-
Balance at September 30, 2007 and 2006	23,200,000	$4,194,832

  Share Purchase Warrants

  At September 30, 2007 and 2006, the following share purchase warrants were outstanding:

Number Of Shares	Price per Share	Expiry Date
6,600,000	0.50	February 28, 2008

  Stock Options

  At September 30, 2007 and 2006, the following stock options were outstanding:

Number	Price	Expiry
Of Shares	per Share	Date
396,000	0.25	February 28, 2008

  NOTE 6 - INCOME TAXES

  SFAS No. 109: “Accounting for Income Taxes” requires that deferred income taxes reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts.

  The provision for income taxes differs from the result that would be obtained by applying the statutory tax rate of 34% (2006 and 2005 — 34%) to income before income taxes. The difference results from the following items:

	2007	2006	2005
Computed expected (benefit of) income taxes	$(8,612)	$(12,299)	$(6,383)
Non-deductible expenses	1,492	-	-
Increase in valuation allowance	7,120	12,299	6,383
Income tax provision	$-	$-	$-

  Pursuant to SFAS 109, the potential benefit of net operating loss carry-forwards has not been recognized in the financial statements since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The components of the net deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are as follows:

	2007	2006	2005
Net operating loss carry-forwards	$(952,820)	$(931,878)	$(895,705)
Statutory tax rate	34%	34%	34%
Deferred tax asset	323,959	316,839	304,540
Valuation allowance	(323,959)	(316,839)	(304,540)
Net deferred tax asset	$-	$-	$-

  A valuation allowance has been established and, accordingly, no benefit has been recognized for the Company’s deferred tax assets. The Company believes that, based on a number of factors, the available objective evidence creates sufficient uncertainty regarding the realizability of the deferred tax assets such that a full valuation allowance has been recorded. These factors include the Company’s current history of net losses and the expected near-term future losses. The Company will continue to assess the realizability of the deferred tax assets based on actual and forecasted operating results.

  The operating losses amounting to $952,820 will expire between 2017 and 2027 if they are not utilized. The following lists the fiscal year in which the loss was incurred and the expiration date of the operating loss carry-forwards:

Fiscal year	Amount	Expiration Date
1997	$21,888	2017
1998	178,010	2018
1999	88,971	2019
2000	246,302	2020
2001	124,313	2021
2002	90,766	2022
2003	62,593	2023
2004	64,089	2024
2005	18,773	2025
2006	36,173	2026
2007	20,942	2027
Total	$952,820

  NOTE 7 — SUBSEQUENT EVENTS

  On October 1, 2007, the Company entered into a consulting agreement to provide advisory services to the Company on an on-going basis and includes monthly compensation of CDN$5,000 per month. This agreement can be terminated by giving the consultant one months termination notice.

  APPENDIX A

  Form of Continuation Special Resolutions

  The following special resolutions, if approved a majority of the holders of the issued shares present and entitled to vote on the issue at the meeting of the company (the “Continuation Special Resolutions”), authorizes AMG Oil to complete the Continuation of AMG Oil out of Nevada and the Continuation of AMG Oil into Canada (the “Continuation”).

    “WHEREAS the company proposes to transfer out of the State of Nevada under the jurisdiction of the Nevada Revised Statutes: Chapter 78 (“NRS”) and continue into Canada (the “Continuation”) under the jurisdiction of the Canada Business Corporations Act (the “CBCA”); AND WHEREAS the management proposes to present Continuation Special Resolutions to the shareholders at the special meeting with respect to the Continuation and may subsequently decide that it is not in the best interests of the Company to proceed with such matters; RESOLVED, as Continuation Special Resolutions, that:

    the Plan of Conversion providing for the Continuation of the Company out of Nevada and into the Canadian federal jurisdiction under the CBCA is hereby approved;
    the Company be and hereby is authorized to file articles of conversion with the Nevada Secretary of State (the “Nevada Secretary”) as required to give effect to the proposed transfer of the Company out of Nevada and to the Director under the CBCA (the “Canadian Director”) for approval of the proposed Continuation of the Company into Canada continuing the Company as if it had been incorporated under the CBCA;

    the Company approve and, upon the Continuation, adopt the Articles of Continuance (the “Articles of Continuance”) in the form approved by the directors of the Company, the Articles of Continuance to come into effect when the Canadian Director issues a Certificate of Continuation continuing the Company as if it had been incorporated under the CBCA;

    the Company approve and, upon the Continuation, adopt the bylaws (the “Canadian Bylaws”) in the form approved by the directors of the Company, the Canadian Bylaws to come into effect when the Canadian Director issues a Certificate of Continuation continuing the Company as if it had been incorporated under CBCA;

    the directors of the Company be hereby authorized, in their discretion, to abandon or amend the application for Continuation of the Company under the CBCA without further approval of the shareholders; and

    the directors and officers of the Company, or any one of them, be hereby authorized and directed to perform all such acts, deeds and things and execute, under the seal of the Company or otherwise, all such documents, agreements and other writings as may be required to give effect to the true intent of these special resolutions.”

APPENDIX B

PLAN OF CONVERSION
OF
AMG OIL LTD.
(A Nevada Corporation)
INTO
AMG OIL LTD.

  (A Company Organized Under the Laws of the Federal Jurisdiction of Canada)

  AMG Oil Ltd., a Nevada corporation (the “Constituent Entity”), hereby adopts the following Plan of Conversion:

1.	The name of the Constituent Entity is: AMG Oil Ltd.

2.	The name of the resulting entity (the “Resulting Entity”) is: AMG Oil Ltd.

3.	The jurisdiction of the law that governs the Constituent Entity is the State of Nevada. The jurisdiction of the law that will govern the Resulting Entity is the federal jurisdiction of Canada.

4.

  As soon as is practicable following approval of this Plan of Conversion by the shareholders of the Constituent Entity and all requisite corporate and regulatory action in respect of the Resulting Entity has been taken, the Constituent Entity will cause the conversion of the Constituent Entity into the Resulting Entity (the “Conversion”) to be consummated by the filing of the Articles of Conversion in the office of the Nevada Secretary of State in such form as is required by, and signed in accordance with, the applicable provisions of Chapter 92A of the Nevada Revised Statutes (“NRS”) and the execution and filing of the Articles of Continuance with the Director of Industry Canada. The date of the Certificate of Continuance issued by the Director of Industry Canada shall be the effective date of the Conversion (the “Conversion Date”).

5.	As of the Conversion Date:

(a)

  The Constituent Entity shall be converted into the Resulting Entity which shall possess all rights, privileges, powers and franchises of a public nature and a private nature and shall be subject to all restrictions, disabilities and duties of the Constituent Entity.

(b)

  The title to all real estate vested by deed or otherwise under the laws of any jurisdiction, and the title to all other property, real and personal, owned by the Constituent Entity, and all debts due to the Constituent Entity on whatever account, as well as all other things in action or belonging to the Constituent Entity, shall in accordance with the NRS be vested in the Resulting Entity without reservation or impairment.

(c)

  The Resulting Entity shall have all of the debts, liabilities and duties of the Constituent Entity, but all rights of creditors accruing and all liens placed upon any property of the Constituent Entity up to the Conversion Date shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Entity shall attach to the Resulting Entity and may be enforced against it to the same extent as if it had incurred or contracted such debts, liabilities and duties.

(d)

  Any proceeding pending against the Constituent Entity may be continued as if the Conversion had not occurred or the Resulting Entity may be substituted in the proceeding in place of the Constituent Entity.

(e)

  Any surplus appearing on the books of the Constituent Entity shall be entered as surplus on the books of the Resulting Entity and all such surplus shall thereafter be dealt by the Resulting Entity in any lawful manner.

(f)

  Once the Conversion is completed, the holders of shares of common stock of the Constituent Entity instead will own one common share without par value of the Resulting Entity for each share of common stock held immediately prior to the Conversion. The currently outstanding options to purchase shares of the Constituent Entity's common stock will represent options to purchase an equivalent number of common shares of the Resulting Entity for the equivalent purchase price per share without other action by the Constituent Entity's option holders. Option holders will not have to exchange their options. Option holders who are not shareholders will not have a right to vote on the Conversion.

(g)

  The Conversion, if approved, will effect a change in the legal jurisdiction of incorporation of the Constituent Entity as of the effective date thereof, but the Constituent Entity will not, as a result of the change in legal jurisdiction, change its business or operations after the effective date of the Conversion as the Resulting Entity.

(h)

  Michael Hart, John Campbell, and Dan Brown will be elected to the board of directors of the Resulting Entity effective as of the Conversion Date. As of the Conversion Date, the election, duties, resignation and removal of the Constituent Entity directors and officers shall be governed by the Canada Business Corporations Act, the Articles of Continuance and the Bylaws of the Resulting Entity.

6.	The full text of the Articles of Continuance and Bylaws of the Resulting Entity are attached hereto as Schedule A and Schedule B, respectively, and each is incorporated herein by this reference.

7.	The Constituent Entity intends that this Plan of Conversion will constitute the complete Plan of Conversion referred to in Section 92A.105 of the NRS.

  APPENDIX C

  Form of Articles of Continuance

Industry Canada	Industrie Canada	FORM 11	FORMULE 11
Canada Business	Loi canadienne sur les	ARTICLES OF CONTINUANCE	CLAUSES DE PROROGATION
Corporation Act	sociétés par actions
		(SECTION 187)	(ARTICLE 187)

1	Name of Corporation	2	Taxation Year End
			M	D	Y
	AMG Oil Ltd.		09	30

3	The province or territory in Canada where the registered office is to be situated
British Columbia

4	The classes and the maximum number of shares that the corporation is authorized to issue
100,000,000 common shares

5	Restrictions, if any, on share transfers
None

6	Number (or minimum and maximum number) of directors
Minimum of three (3) and maximum of ten (10)

7	Restrictions, if any, on business the corporation may carry on
None

8	(1)	If change of name effected, previous name
	N/A

	(2)	Details of incorporation

	The Registrant was incorporated on February 20, 1997 under the name Trans New Zealand Oil Company by filing its Articles of Incorporation with the Secretary of State (Nevada). The Registrant changed its name to AMG Oil Ltd. on July 27, 1998.

9	Other provisions, if any

See Schedule "A" attached hereto.

Signature	Printed Name	10 Capacity of	11 Tel No.

FOR DEPARTMENTAL USE ONLY

  SCHEDULE “A”

  The directors of the Corporation may, between annual meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting of the Corporation, but the number of additional directors cannot at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

APPENDIX D

Form of Bylaws of AMG Oil Ltd., a Canadian Corporation

AMG OIL LTD.

PART 1

INTERPRETATION

Definitions

1.1	In the by laws, except as the context otherwise requires,

	(a)	Act means the Canada Business Corporations Act, R.S.C. 1985, c. C-44 or any statute substituted therefor, as amended, and the regulations made under it,

	(b)	appoint includes “elect” and vice versa,

	(c)	articles means the articles of the Corporation,

	(d)	board means the board of directors of the Corporation,

	(e)	by laws means this by law and all other by laws of the Corporation,

	(f)	Corporation means the corporation which adopts this by-law,

	(g)	document includes a contract, electronic document or other instrument in writing,

	(h)	instrument of transfer means

(i) such form of transfer as may appear on the back of the share certificate evidencing the share proposed to be transferred, or

(ii) such form of separate transfer document as is in general use or adopted or permitted by the board,

	(i)	meeting of shareholders means an annual or other meeting of shareholders of the Corporation, and a meeting of holders of a class or series of shares in the Corporation, and

	(j)	recorded address means

(i) in the case of a shareholder, the shareholder’s address as recorded in the securities register,

(ii) in the case of joint shareholders, the address appearing in the securities register in respect of their joint holding, or the first address so appearing if there is more than one, and

(iii) in the case of a director, officer, or auditor, the address of the director, officer or auditor recorded in the records of the Corporation.

  Interpretation

1.2	In the interpretation of these by laws,

(a)	a word importing singular number includes the plural and vice versa,

(b)	a word importing gender includes the masculine, feminine and neuter,

(c)	a word importing a person includes an individual, a body corporate, a partnership, a trust, an estate and an unincorporated organization, and

(d)	a word or expression defined in the Act for the purposes of the entire Act has the meaning so defined.

  Headings

  1.3 The division of a by law into parts and the headings of parts and sections will be considered as for convenience of reference only and will not affect the construction or interpretation of the by law.

  PART 2

  BUSINESS OF THE CORPORATION

  Corporate Seal

  2.1 The board may adopt a corporate seal for the Corporation and adopt a new corporate seal in replacement of a corporate seal previously adopted.

  Reproduction of Seal

  2.2 Any two persons each of whom is the chairperson, the chief executive officer, the president, a vice-president, the secretary or the treasurer may authorize a person engaged by the Corporation to engrave, lithograph or print a document (including a negotiable instrument) on which a reproduction of the signature of a director or officer of the Corporation is, in accordance with the by laws, printed or otherwise mechanically reproduced, to cause the Corporation’s seal to be affixed to the document by the use of an unmounted die reproducing the Corporation’s seal.

  Affixation of Seal

  2.3 The corporate seal of the Corporation will not be affixed to a document except by or in the presence of

(a)	a person authorized to do so by a by-law or the board, or

(b)

  the secretary or an assistant secretary for the purpose of certifying a copy of, or extract from, the articles or by laws of the Corporation, minutes of a meeting or resolution of the shareholders or the board or a committee of the board, or a document executed or issued by the Corporation.

  Execution of Documents

  2.4 A document requiring execution by the Corporation may be signed on behalf of the Corporation by a person authorized by the board, which authorization may be either generally or for a specific document.

  Reproduced Signatures

  2.5 A document on which the signature of an officer or director of the Corporation that is, by authority of the board, printed or otherwise mechanically reproduced will be as valid as if the signature had been placed manually by such person and will be so valid notwithstanding that, at the time of the issue or delivery of the document, the person is deceased, has ceased to hold the office giving rise to such person’s authority or is otherwise unable to personally sign the document.

  Fiscal Period

  2.6 The fiscal period end of the Corporation will be as the board determines.

  Voting Rights in Other Bodies Corporate

  2.7 To enable the Corporation to exercise voting rights attaching to securities held by the Corporation, any two persons each of whom is the chairperson, the chief executive officer, the president, a vice-president, the secretary or the treasurer may execute and deliver proxies and arrange for the issuance of voting certificates or other evidences of such rights in favour of the person determined by the officers executing such proxies unless otherwise determined by the board.

  PART 3

  BORROWING AND SECURITY

  Borrowing Power

  3.1 Without limiting the powers of the Corporation as set forth in the Act, the board may cause the Corporation to

(a)	borrow money on the credit of the Corporation,

(b)	issue, reissue, sell, pledge or hypothecate bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured,

(c)	give a guarantee on behalf of the Corporation to secure performance of an obligation of a person, and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

  Delegation of Borrowing Authority

  3.2 The board may delegate to a person any or all of the powers conferred on the board by §3.1 to such extent and in such manner as it determines.

  PART 4

  DIRECTORS

  Calling of Meetings

  4.1 The chairperson or the president may, and the secretary on the request of a director will, convene a meeting of the board.

  Notice of Meeting

  4.2 Notice of the time and place of a meeting of the board must be given to each director not less than forty-eight (48) hours before the time when the meeting is to be held, but

(a)	the notice need not specify what matters are to be dealt with at the meeting other than as required by the Act,

(b)	no notice will be necessary if all the directors are present or those who are absent have signified consent to the holding of the meeting, and

(c)

  the period for notice of a meeting that begins within forty-eight (48) hours after the appointment or election of a director may be abridged for each such director to a period commencing at the time of such director’s appointment or election.

  Quorum

  4.3 The board may fix the quorum required for the transaction of business at a meeting of the board and, if not so fixed, the quorum will be a majority of those who are directors at the time of the meeting.

  Chairperson of Meeting

  4.4 The chairperson of a meeting of the board will be the first of the chairperson, the president (if a director) and the lead director (if appointed) who is present and willing to act as the chairperson, but if no such director so willing is present within 15 minutes after the time appointed for holding the meeting the directors present will choose one of their number to be the chairperson.

  Voting

  4.5 A question arising at a meeting of the board will be decided by a majority of the votes cast and in the case of an equality of votes the chairperson may not exercise a second or casting vote.

  Remuneration and Expenses

  4.6 A director will be paid such remuneration for their services to the Corporation as the board determines and will be reimbursed by the Corporation for travelling and other expenses properly incurred in attending a meeting of the board, a committee of the board or a meeting of shareholders.

  Additional Remuneration

  4.7 Remuneration payable to a director who is also an officer or employee of the Corporation, or who serves the Corporation in a professional capacity, will be in addition to the director’s salary as an officer or employee or professional fees.

  PART 5

  COMMITTEES

  Transaction of Business

  5.1 Except as otherwise determined by the board, proceedings of a committee of the board will be governed as follows:

(a)	the powers of the committee may be exercised by a meeting at which a quorum of the committee is present;

(b)	a majority of the members of the committee will constitute a quorum;

(c)	meetings of the committee may be held at any place within or outside of Canada;

(d)	a question arising at a meeting will be determined by a majority of the votes cast and in the case of an equality of votes the chairperson of the meeting will not exercise a second or casting vote;

(e)	the committee may determine when it will hold and adjourn meetings and may elect its chairperson, make rules for the conduct of its business and appoint such assistants as it deems necessary;

(f)	the committee will keep regular minutes of its transactions and report its transactions to the board as required by the board; and

(g)

  a waiver of notice of a meeting of a committee may be given in any manner and will be deemed to be given by a director with respect to all business transacted after the director first attends the meeting.

  PART 6

  PROTECTION OF DIRECTORS AND OTHERS

  Contracts with the Corporation

  6.1 Subject to the Act,

(a)

  no director is, by being a director, or by reason of holding any other office or place of profit under the Corporation or under a person in which the Corporation is a shareholder or is otherwise interested, disqualified from entering into a contract, transaction or arrangement with the Corporation either as vendor, purchaser or otherwise, or from being concerned or interested in any manner in a contract, transaction or arrangement made or proposed to be entered into with the Corporation,

(b)	no such contract, transaction or arrangement is thereby void or liable to be avoided,

(c)	no director is liable to account to the Corporation for profit arising from such office or place of profit or realized by such contract, transaction or arrangement,

(d)	no director is obligated to make a declaration or disclosure of interest or refrain from voting, and

(e)

  no contract or transaction is invalid or voidable, and no director is accountable to the Corporation or a shareholder in respect of a contract or transaction, by reason that the director did not disclose any interest.

  Limitation of Liability

  6.2 Except as otherwise provided in the Act, no director or officer will be liable for

(a)	the acts, receipts, neglects or defaults of any other person, or for joining in a receipt or act for conformity,

(b)	a loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to property acquired by, for, or on behalf of the Corporation,

(c)	the insufficiency or deficiency of a security in which monies of the Corporation are invested or in the security or collateral for a loan of monies of the Corporation,

(d)	a loss or damage arising from the bankruptcy, insolvency or wrongful act of a person with whom money, security or other property of the Corporation is lodged or deposited, or

(e)	any other loss, damage, or misfortune that arises out of the execution of the duties of a director or in relation thereto.

  Amplification of Rights

  6.3 The provisions of this Part are in amplification of and in addition to, and not by way of limitation of or in substitution for, such rights, immunities and protections as are conferred on a director or officer by law or otherwise.

  PART 7

  SHARES

  Registration of Transfers

  7.1 In order to effect a transfer of a share,

(a)	an instrument of transfer must be executed by the registered holder of the share or the holder’s attorney,

(b)	the execution of the instrument of transfer must be attested and validated as reasonably required by the board, and

(c)	there must be delivered to the Corporation’s transfer agent for shares of that class or series or, if there is no such transfer agent, to the registered office of the Corporation,

	(i)	the certificate evidencing the share to be transferred, if one was issued by the Corporation,

	(ii)	the instrument of transfer, and

	(iii)	if the instrument of transfer was executed by the holder’s attorney, evidence of the attorney’s authority satisfactory to the transfer agent or the board.

  Separate Instruments of Transfer

  7.2 There must be a separate instrument of transfer for each class or series of share proposed to be transferred.

  Transfer Fee

  7.3 In respect of the registration of a transfer or transmission there must be paid to the Corporation or its transfer agent for such share such fee as the board determines.

  Replacement of Certificates

  7.4 If a share certificate of the Corporation is worn out, defaced, lost or destroyed, it may be replaced on payment of such charge and on provision of such evidence and indemnity as the board determines.

  PART 8

  DIVIDENDS AND RIGHTS

  Declaration

  8.1 The board may, as permitted by law, declare dividends payable to the shareholders according to their respective rights and interests in the Corporation.

  Interest

  8.2 No dividend will bear interest against the Corporation.

  Valuation of Non-Cash Dividends

  8.3 The board will determine the value of a dividend not paid in money.

  Dividend Cheques

  8.4 A dividend payable in money may be paid by cheque of the Corporation or its paying agent to the order of the registered holder of the share on which it is being paid and mailed by prepaid ordinary mail to the holder at the holder’s recorded address or payable to such person and mailed to such address as the holder directs, and the mailing of such a cheque in that manner will, unless it is not paid on presentation, satisfy and discharge the Corporation from the liability for the dividend to the extent of the sum represented by the cheque plus the amount of any tax that the Corporation is required to and does withhold.

  Cheques to Joint Holders

  8.5 In the case of joint holders, a cheque in payment of a dividend will, unless they otherwise jointly direct, be made payable to the order of all of them and mailed to them at their recorded address.

  Non receipt of Cheques

  8.6 If a dividend cheque is not received by the person to whom it is so sent or is lost, mutilated or destroyed, the Corporation will issue a replacement cheque for a like amount on provision of such evidence of non receipt, loss, mutilation or destruction and of title, and such indemnity and reimbursement of expense as the board prescribes, whether generally or in a particular case.

  Unclaimed Dividends

  8.7 A dividend unclaimed for six years after the date of record for its payment will be forfeited and revert to the Corporation.

  PART 9

  MEETINGS OF SHAREHOLDERS

  Chairperson of Meeting

  9.1 The chairperson of a meeting of shareholders will be the first of the chairperson, the president, the lead director (if appointed) and the vice-presidents in order of seniority, who is present at the meeting and is willing to act.

  Choosing the Chairperson

  9.2 If no such individual willing to act is present within 15 minutes after the time fixed for holding the meeting, the persons present and entitled to vote may choose one of their number to be chairperson.

  Secretary of Meeting

  9.3 If the secretary of the Corporation is absent or unwilling to act, the chairperson will appoint some person, who need not be a shareholder, to act as secretary of the meeting.

  Scrutineers

  9.4 One or more scrutineers, who need not be shareholders, may be appointed by resolution or by the chairperson with the consent of the meeting.

  Meeting By Electronic Means

  9.5 The board may determine that a meeting of shareholders called by the board will be held, in accordance with the Act, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

  Persons Entitled to be Present

  9.6 The only persons entitled to be present at a meeting of shareholders will be those entitled to vote at the meeting, the directors, the auditor of the Corporation and any other person who, although not entitled to vote, is entitled or required to be present under a provision of the Act or the articles or by laws, and any other person may be admitted only on the invitation of the chairperson of the meeting.

  Quorum

  9.7 A quorum for the transaction of business at a meeting of shareholders is at least two individuals present at the commencement of the meeting holding, or representing by proxy the holder or holders of, shares carrying in the aggregate not less than five percent of the votes eligible to be cast at the meeting.

  No Proxy Lodged

  9.8 The chairperson of a meeting of shareholders may, subject to regulations made, in the chairperson’s discretion accept such electronically transmitted or other written communication as to the authority of anyone claiming to vote on behalf of and to represent a shareholder notwithstanding that no proxy conferring such authority has been lodged with the Corporation, and votes given in accordance with such electronically transmitted or written communication accepted by the chairperson will be valid and will be counted.

  Joint Shareholders

  9.9 If two or more of the joint holders of a share are present in person or represented by proxy and vote, the vote of that one of them, or of the proxy holder for that one of them, whose name appears first on the securities register of the Corporation in respect of the share will be accepted to the exclusion of the vote of another, or of the proxy holder for another, of them.

  Votes to Govern

  9.10 At a meeting of shareholders every question will, except as otherwise required by the articles or by laws, be determined by a majority of the votes cast on it, and in the case of an equality of votes the chairperson of the meeting will not be entitled to a second or casting vote.

  Show of Hands

  9.11 On a show of hands every person who is present and entitled to vote will have one vote.

  Result of Vote on Show of Hands

  9.12 Whenever a vote by show of hands is taken on a question then, unless a ballot is required or demanded, a declaration by the chairperson of the meeting that the vote has been carried or carried by a particular majority or not carried, and an entry to that effect in the minutes of the meeting, will be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the question, and the result of the vote so declared will be the decision of the shareholders on the question.

  Demand for Ballot

  9.13 A demand for a ballot may be withdrawn at any time before the ballot is taken.

  Vote by Ballot

  9.14 If a ballot is taken each person present will be entitled to one vote, or such other number of votes as the articles provide, in respect of each share that such person is entitled to vote on the question at the meeting, and the result of the ballot so taken will be the decision of the shareholders upon the question.

  Poll

  9.15 A poll demanded on the election of a chairperson or on a question of adjournment will be taken forthwith, and a poll demanded on any other question will be taken at such time as the chairperson of the meeting directs.

  Adjournment

  9.16 The chairperson of a meeting of shareholders may, with the consent of the meeting, adjourn the meeting.

  Rulings by the Chairperson

  9.17 The chairperson of a meeting of shareholders will have regard to accepted rules of parliamentary procedure, and

(a)

  the chairperson will have absolute authority over matters of procedure and there will be no appeal from the ruling of the chairperson, but if the chairperson, in the chairperson’s absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure at a meeting of shareholders or part of such meeting, the chairperson will so state and will clearly state the rules under which the meeting or the appropriate part of such meeting will be conducted,

(b)	a dispute as to the admission or rejection of a vote will be determined by the chairperson and the chairperson’s determination will be final and conclusive,

(c)

  if disorder arises that prevents continuation of the business of a meeting, the chairperson may quit the chair and declare the meeting to be adjourned, and upon the chairperson’s so doing, the meeting is, notwithstanding §9.16, immediately adjourned to a time and place announced by the chairperson at the time of adjournment or such other time and place described in a notice given not less than seven days before the reconvened meeting to all persons who received notice of the original meeting, and

(d)

  subject to §9.6, the chairperson may ask or require anyone who is not a registered shareholder entitled to vote at the meeting or corporate representative or proxyholder representing such a shareholder to leave the meeting.

  PART 10

  NOTICES

  Notice to Joint Shareholders

  10.1 If two or more persons are registered as joint holders of a share, a notice must be directed to all of them but need be delivered or addressed only to their recorded address to be sufficient notice to all.

  Signature to Notice

  10.2 The signature to a notice to be given by the Corporation may be written, stamped, typewritten or printed.

  Effective Date of Notice

  10.3 Subject to the Act, a notice sent by any means of electronic transmission or any other form of recorded communication will be deemed to have been given on the day when it is transmitted by the Corporation or, if transmitted by another, on the day when it is dispatched or delivered to the appropriate communication company or agency or its representative for dispatch, and a certificate or declaration in respect of any thereof in writing signed by an officer or by an employee of a transfer agent or registrar of the Corporation will be conclusive evidence of the matters therein certified or declared.

  Omissions and Errors

  10.4 The accidental omission to give a notice to a shareholder, director, officer, or auditor or the non receipt of a notice by any such person or an error in a notice not affecting its substance will not invalidate an action taken at a meeting held pursuant to such notice or otherwise founded on it.

  Persons Entitled by Death or Operation of Law

  10.5 A person who, by operation of law, transfer, death of a shareholder or any other means, becomes entitled to a share will be bound by every notice in respect of the share that is duly given to the shareholder from whom the person derives title to the share before the person’s name and address is entered on the securities register (whether the notice is given before or after the happening of the event upon which the person becomes so entitled) and before the person furnishes to the Corporation the proof of authority or evidence of entitlement prescribed by the Act.

  Waiver of Notice

  10.6 Subject to the Act, a shareholder (or the duly appointed proxyholder of a shareholder), director, officer, auditor or member of a committee of the board may at any time in writing waive, or consent to the abridgement of the time for, a notice required to be given to that person under a provision of the Act, the articles, the by laws or otherwise, and such a waiver or consent, if given before the meeting or other event of which notice is required to be given, will cure a default in the giving or in the time of the notice, as the case may be, to that person.

  ENACTED BY THE BOARD OF DIRECTORS OF AMG OIL LTD. ON < > AND CONFIRMED BY THE SHAREHOLDERS IN ACCORDANCE WITH THE PROVISIONS OF THE CANADA BUSINESS CORPORATIONS ACT ON < >.

  APPENDIX E

  SECTIONS 92A.300 TO 92.A.500 OF THE NEVADA REVISED STATUTES

  NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections. (Added to NRS by 1995, 2086)

  NRS 92A.305 “Beneficial shareholder” defined. “Beneficial shareholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the shareholder of record. (Added to NRS by 1995, 2087)

  NRS 92A.310 “Corporate action” defined. “Corporate action” means the action of a domestic corporation. (Added to NRS by 1995, 2087)

  NRS 92A.315 “Dissenter” defined. “Dissenter” means a shareholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive. (Added to NRS by 1995, 2087)

  NRS 92A.320 “Fair value” defined. “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. (Added to NRS by 1995, 2087)

  NRS 92A.325 “Shareholder” defined. “Shareholder” means a shareholder of record or a beneficial shareholder of a domestic corporation. (Added to NRS by 1995, 2087)

  NRS 92A.330 “Shareholder of record” defined. “Shareholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation. (Added to NRS by 1995, 2087)

  NRS 92A.335 “Subject corporation” defined. “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective. (Added to NRS by 1995, 2087)

  NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances. (Added to NRS by 1995, 2087)

  NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity. (Added to NRS by 1995, 2088)

  NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity. (Added to NRS by 1995, 2088)

  NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

  1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

  2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1. (Added to NRS by 1995, 2088)

  NRS 92A.380 Right of shareholder to dissent from certain corporate actions and to obtain payment for shares.

  1. Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

       (a) Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:

            (1) If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or

            (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

       (b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if his shares are to be acquired in the plan of exchange.

       (c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

       (d) Any corporate action not described in paragraph (a), (b) or (c) that will result in the stockholder receiving money or scrip instead of fractional shares except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207.

  2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

  3. From and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised his right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented.

  (Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204; 2007, 2438)

  NRS 92A.390 Limitations on right of dissent: Shareholders of certain classes or series; action of shareholders not required for plan of merger.

  1. There is no right of dissent with respect to a plan of merger or exchange in favor of shareholders of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 shareholders of record, unless:

  (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

  (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

            (1) Cash, owner’s interests or owner’s interests and cash in lieu of fractional owner’s interests of:

                 (I) The surviving or acquiring entity; or

                 (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner’s interests of record; or

            (2) A combination of cash and owner’s interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

  2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the shareholders of the surviving domestic corporation under NRS 92A.130. (Added to NRS by 1995, 2088)

  NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to shareholder; assertion by beneficial shareholder.

  1. A shareholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

  2. A beneficial shareholder may assert dissenter’s rights as to shares held on his behalf only if:

  (a) He submits to the subject corporation the written consent of the shareholder of record to the dissent not later than the time the beneficial shareholder asserts dissenter’s rights; and

  (b) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. (Added to NRS by 1995, 2089)

  NRS 92A.410 Notification of shareholders regarding right of dissent.

  1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a shareholders’ meeting, the notice of the meeting must state that shareholders are or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

  2. If the corporate action creating dissenters’ rights is taken by written consent of the shareholders or without a vote of the shareholders, the domestic corporation shall notify in writing all shareholders entitled to assert dissenters’

  rights that the action was taken and send them the dissenters’ notice described in NRS 92A.430. (Added to NRS by 1995, 2089; A 1997, 730)

  NRS 92A.420 Prerequisites to demand for payment for shares.

  1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights:

  (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

  (b) Must not vote his shares in favor of the proposed action.

  2. If a proposed corporate action creating dissenters’ rights is taken by written consent of the shareholders, a shareholder who wishes to assert dissenters’ rights must not consent to or approve the proposed corporate action.

  3. A shareholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

  NRS 92A.430 Dissenter’s notice: Delivery to shareholders entitled to assert rights; contents.

  1. The subject corporation shall deliver a written dissenters’ notice to all shareholders entitled to assert dissenters’ rights.

  2. The dissenter’s notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

  (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

  (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

  (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the shareholders of the terms of the proposed action and requires that the person asserting dissenters’ rights certify whether or not he acquired beneficial ownership of the shares before that date;

  (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

  (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive. (Added to NRS by 1995, 2089)

  NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of shareholder.

  1. A shareholder to whom a dissenter’s notice is sent must:

  (a) Demand payment;

  (b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

  (c) Deposit his certificates, if any, in accordance with the terms of the notice.

  2. The shareholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a shareholder until those rights are canceled or modified by the taking of the proposed corporate action.

  3. The shareholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his shares under this chapter. (Added to NRS by 1995, 2090; A 1997, 730)

  NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of shareholder.

  1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

  2. The person for whom dissenter’s rights are asserted as to shares not represented by a certificate retains all other rights of a shareholder until those rights are canceled or modified by the taking of the proposed corporate action. (Added to NRS by 1995, 2090)

  NRS 92A.460 Payment for shares: General requirements.

  1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

  (a) Of the county where the corporation’s registered office is located; or

  (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

  2. The payment must be accompanied by:

  (a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the shareholders’ equity for that year and the latest available interim financial statements, if any;

  (b) A statement of the subject corporation’s estimate of the fair value of the shares; (c) An explanation of how the interest was calculated; (d) A statement of the dissenters’ rights to demand payment under NRS 92A.480; and (e) A copy of NRS 92A.300 to 92A.500, inclusive. (Added to NRS by 1995, 2090)

  NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter’s notice.

  1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the date of the first announcement to the news media or to the shareholders of the terms of the proposed action.

  2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters’ right to demand payment pursuant to NRS 92A.480. (Added to NRS by 1995, 2091)

  NRS 92A.480 Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

  1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

  2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares. (Added to NRS by 1995, 2091)

  NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

  1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

  2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

  3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

  4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

  5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

  (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

  (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470. (Added to NRS by 1995, 2091)

  NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

  1. The court in a proceeding to determine faibr value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

  2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

  (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

  (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

  3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

  4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

  5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115. (Added to NRS by 1995, 2092)

  FORM OF PROXY

  PROXY
  AMG OIL LTD.
  SPECIAL MEETING OF STOCKHOLDERS
  •, 2008
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMG OIL LTD

  The undersigned, revoking all prior proxies, hereby appoint(s) Michael Hart, with full power of substitution, as proxy holder to represent and vote, as designated herein, all shares of stock of AMG Oil Ltd, a Nevada corporation (the “Corporation”), which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Corporation to be held at the offices of •, •, on •, •, 2008 at • a.m., local time, and any adjournment thereof (the “Meeting”):

		For	Against	Abstain
1.	To approve, by Special Resolution, the change of the jurisdiction of incorporation of AMG Oil Ltd. from Nevada to Canada under the Canada Business Corporations Act.	[ ]	[ ]	[ ]

  In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

  Check here if the Securities and Exchange Commission’s “householding” rule applies to you and you wish to continue receiving separate proxy materials without participating in the rule.[ ]

  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Corporation, or shall vote in person at the Meeting.

  PLEASE FILL IN DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

(Signature)	(Date)	(Signature)	(Date)

  Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, guardians, attorneys and corporate officers should add their titles.

  INSTRUCTIONS FOR COMPLETION OF PROXY

1.	This Proxy is solicited by the Management of the Corporation.

2.	This form of proxy (“Instrument of Proxy”) must be signed by you, the Registered Shareholder, or by your attorney duly authorized by you in writing, or, in the case of a company, by a duly authorized officer or representative of the company; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman the Meeting, must accompany the Instrument of Proxy.

3.	If this Instrument of Proxy is not dated in the space provided, authority is hereby given by you, the Registered Shareholder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Shareholder, by ADP.

4.	A Registered Shareholder who wishes to attend the Meeting and vote on the resolutions in person, may simply register with the scrutineers before the Meeting begins.

5.	A Registered Shareholder who is not able to attend the Meeting in person but wishes to vote on the resolutions may do the following:

(a) appoint one of the management proxyholders named on the Instrument of Proxy, by leaving the wording appointing a nominee as is (i.e. do not strike out the management proxyholders shown and do not complete the blank space provided for the appointment of an alternate proxyholder). Where no choice is specified by a Registered Shareholder with respect to a resolution set out in the Instrument of Proxy, a management appointee acting as a proxyholder will vote in favour of each matter identified on this Instrument of Proxy and for the nominees of management for directors and auditor as identified in this Instrument of Proxy;

OR

(b) appoint another proxyholder, who need not be a Registered Shareholder of the Corporation, to vote according to the Registered Shareholder’s instructions, by striking out the management proxyholder names shown and inserting the name of the person you wish to represent you at the Meeting in the space provided for an alternate proxyholder. If choice is specified, the proxyholder has discretionary authority to vote as the proxyholder sees fit.

6.	The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instructions of the Registered Shareholder on any poll of a resolution that may be called for and, if the Registered Shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly Further, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

  If a Registered Shareholder has submitted an Instrument of Proxy, the Registered Shareholder may still attend the Meeting and may vote in person. To do so, the Registered Shareholder must record his/her attendance with the scrutineers before the commencement of the Meeting and revoke, in writing, the prior votes.

To be represented at the Meeting, this proxy form must be received at the office of • by mail or by fax no later than forty eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, or adjournment thereof or may be accepted by the Chairman of the Meeting prior to the commencement of the Meeting. The mailing address is:

AMG OIL LTD •

  PART II

  INFORMATION NOT REQUIRED IN THE PROSPECTUS

  ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Our Bylaws

  Under our Bylaws, we shall indemnify an officer or director to the fullest extent permitted by Nevada General Corporation Law. We amy advance expenses incurred in defending a proceeding by reason of the person being a director or officer, upon receipt of an undertaking from that person to repay this advance if it is ultimately determined that they were not entitled to be indemnified.

  Nevada General Corporation Law

  Section 78.7502 of the NRS provides as follows:

  1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

  2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

  3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

  Section 78.751 of the NRS provides as follows:

  1. Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  (a) By the stockholders;

  (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

  (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

       2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

       3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

  (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

  (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

  Opinion of the SEC

  We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

  ITEM 21. EXHIBITS.

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation, as filed February 20, 1997 (1)
3.2	Bylaws (1)
3.3	Articles of Amendment to the Articles of Incorporation, as filed on July 27, 1998 (1)
5.1	Opinion of Lang Michener LLP (5)
10.1	Form of Subscription Agreement for the private placement completed on Feb 28, 2006. (3)
10.2	Form of Rights Agreement (3)
10.3	Form of Agency Agreement (3)
10.4	Consulting Agreement with PCL (4)
14.1	Code of Ethics (2)
23.1	Consent of Smythe Ratcliffe LLP, Independent Auditors (6)
23.2	Consent of Telford Sadovnick, P.L.L.C., Independent Auditors (6)

23.3	Consent of Moran & Ozbirn, P.C. (6)
23.4	Consent of Counsel (Included in Exhibit 5.1)
24.1	Power of Attorney (Included on the signature page of this Registration Statement).
99.1	Audit Committee Charter (2)
99.2	Disclosure Committee Charter (4)
99.3	Form of Proxy (6)

(1)	Filed as an exhibit to our Form 10-SB registration statement and all amendments thereto filed with the SEC, and amendments thereto, SEC file No. 000-30087.

(2)	Filed as an exhibit to our Annual Report on Form 10-KSB filed with the SEC on December 29, 2003.

(3)	Filed as an exhibit to our our Annual Report on Form 10-KSB filed with the SEC on December 12, 2006.

(4)	Filed as an exhibit to our Annual Report on Form 10-KSB filed with the SEC on December 26, 2007.

(5)	Filed as an exhibit to our initial Registration Statement on Form S-4 filed with the SEC on March 6, 2008.

(6)	Filed as an Exhibit to this Amendment No. 1 to Form S-4.

  ITEM 22. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

  (b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

  (c) to include any material information with respect to the plan of distribution;

  provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 14(d) of the Exchange Act.

  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

  In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defence of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia on May 5, 2008 .

  AMG OIL LTD.

  By:

/s/ Michael Hart
Michael Hart
President and Director

  POWER OF ATTORNEY

  Each person whose signature appears below constitutes and appoints Michael Hart, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Michael Hart
Michael Hart
Principal Executive Officer
President and Director

  Date: May 5, 2008

/s/ John Campbell
John Campbell
Director

  Date: May 5, 2008

/s/ Dan Brown
Dan Brown
Director

  Date: May 5, 2008

/s/ Garth Johnson
Garth Johnson
Principal Accounting Officer Principal Financial Officer Chief Financial Officer

  Date: May 5, 2008